Exhibit 10.1

MASTER REPURCHASE AGREEMENT

among

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, as administrative agent

(“Administrative Agent”)

and

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as buyer (“Buyer”)

and

PENNYMAC CORP., as seller (“Repo Seller”) and as servicer (“Servicer”)

Dated as of August 7, 2020

i

Schedule 1	–	Designated Pool Schedule

Schedule 2	–	Form of Asset Schedule

Schedule 3	–	Responsible Officers of the Repo Seller

Schedule 3.21	–	Existing Indebtedness

Schedule 4	–	Buyer Account

Schedule 5	–	Competitors

Exhibit A	–	Form of Transaction Notice

Exhibit B	–	Form of Officer’s Compliance Certificate

Exhibit C-1	–	Form of U.S. Tax Compliance Certificate

Exhibit C-2	–	Form of U.S. Tax Compliance Certificate

Exhibit C-3	–	Form of U.S. Tax Compliance Certificate

Exhibit C-4	–	Form of U.S. Tax Compliance Certificate

v

MASTER REPURCHASE AGREEMENT

This Master Repurchase Agreement (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is made as of August 7, 2020, among CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (“CSFB”), as administrative agent (the “Administrative Agent”), CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (“CSCIB”), as buyer (the “Buyer”), PENNYMAC CORP. (“PMC”), as seller (the “Repo Seller”) and as servicer (the “Servicer”).

W I T N E S S E T H:

WHEREAS, PMC intends to create two Participation Certificates (one related to its Fannie Mae Pool which shall be a Designated Pool and one related to its Freddie Mac Pool which shall be a Designated Pool) pursuant to the related Participation Agreement, each of which Participation Certificate evidences a Participation Interest in Advance Reimbursement Rights with respect to the related Designated Pool, that are the subject of this Agreement;

WHEREAS, the parties hereto intend to enter into a transaction in which the Repo Seller agrees to transfer to the Buyer a Participation Certificate related to the Fannie Mae Pool;

WHEREAS, the parties hereto intend to enter into a transaction in which the Repo Seller agrees to transfer to the Buyer a Participation Certificate related to the Freddie Mac Pool; and

WHEREAS, Administrative Agent, the Buyer and the Repo Seller desire to enter into this Agreement to allow for financing of the Participation Interests in certain Advance Reimbursement Rights relating to Delinquency Advances, Escrow Advances and Corporate Advances, which Participation Interests are represented by the Participation Certificates.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Buyer, the Administrative Agent, and the Repo Seller hereby agree as follows.

ARTICLE I

DEFINITIONS

Section 1.01 Certain Defined Terms. Capitalized terms defined in (or by reference in) the applicable Participation Agreement and used but not defined in this Agreement shall have the meanings given to them in (or by reference in) the applicable Participation Agreement. The following terms shall have the indicated meanings set forth below:

“1933 Act” means the Securities Act of 1933, as amended from time to time.

“1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Accepted Servicing Practices” means the following standards with which the Servicer shall comply at all times:

(i) the Servicer shall continue to make Advances and seek reimbursement of Advances as soon as practicable in accordance with the terms of the related Servicing Contract, the applicable Agency Guide, and Freddie Mac Purchase Documents, as applicable;

(ii) the Servicer shall apply all Advance Reimbursement Amounts as promptly as practicable and agrees to use commercially reasonable efforts to reimburse the Advances of a particular type that were disbursed first in time prior to the Advances of the same type with respect to that Mortgage Loan that were disbursed later in time;

(iii) the Servicer shall identify on its systems and in its records that the Buyer is the owner of each Participation Certificate representing the Advance Reimbursement Rights by, (A) in the case of Freddie Mac Mortgage Loans, using a unique the Seller/Servicer number with respect to the related Mortgage Loans; and (B) in the case of Fannie Mae Mortgage Loans, using a unique investor ID number with respect to the related Mortgage Loans;

(iv) the Servicer shall maintain systems and operating procedures necessary to comply with all of the terms of the Program Agreements;

(v) the Servicer shall cooperate with the Buyer, the Administrative Agent, and the Advance Verification Agent in each of its respective duties set forth in the Program Agreements; and

(vi) the Servicer shall make all Delinquency Advances, Escrow Advances and Corporate Advances within the time period required under the related Servicing Contract, unless such failure to make any Advances results from inadvertence and is remedied on or prior to the related distribution date for the related Designated Pool.

“Account Control Agreement” means any Springing Account Control Agreement among the Administrative Agent, the Repo Seller, and the Account Control Bank, executed in connection herewith.

“Account Control Bank” means Bank of America, N.A.

“Acknowledgment Agreement” has the meaning set forth in the Participation Agreement (Fannie Mae).

“Act of Insolvency” means, with respect to any Person or its Affiliates, (i) the filing of a petition, commencing, or authorizing the commencement of any case or proceeding, or the voluntary joining of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors, or suffering any such petition or proceeding to be commenced by another which is consented to, not timely contested or results in entry of an order for relief; (ii) the seeking of the appointment of a receiver, trustee, custodian or similar official for such party or an Affiliate or any substantial part of the property of either; (iii) the appointment of a receiver, conservator, or manager for such party or an Affiliate by any governmental agency or authority having the jurisdiction to do so; (iv) the making or offering by such party or an Affiliate of a composition with its creditors or a general assignment for the benefit of creditors; (v) the admission by such party or an Affiliate of such party of its inability to pay its debts or discharge its obligations as they become due or mature; or (vi) that any governmental authority or agency or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of such party or of any of its Affiliates, or shall have taken any action to displace the management of such party or of any of its Affiliates or to curtail its authority in the conduct of the business of such party or of any of its Affiliates.

“Administrative Agent” has the meaning given to such term in the preamble to this Agreement.

“Administrative Transaction” has the meaning set forth in Section 9.04.

“Advance” or “Advances” means, collectively, each Delinquency Advance, Corporate Advance, and Escrow Advance.

“Advance Reimbursement Amount” or “Advance Reimbursement Amounts” means any amount which the Servicer, or any Person on its behalf, (i) collects on a Mortgage Loan, (ii) withdraws from a Principal and Interest Custodial Account or an Escrow Custodial Account, or (iii) receives from Freddie Mac, Fannie Mae or any successor servicer, to reimburse an Advance made by the Servicer or any Person on its behalf with respect to a Designated Pool pursuant to the related Servicing Contract.

“Advance Reimbursement Right Balance” has the meaning assigned to such term in the Pricing Side Letter.

“Advance Reimbursement Rights” means each and every right of the Servicer to be reimbursed for the Advances made by, or on behalf of, the Servicer related to the applicable Servicing Contract, whether now existing or hereafter arising.

“Advance Verification Agent” means an independent third party accounting firm acceptable to the Administrative Agent, or any successor third party advance verification agent appointed by PMC in accordance with this Agreement.

“Advance Verification Agent Agreement” means the advance verification agent letter agreement, dated as of July 14, 2020, between the Advance Verification Agent and PMC.

“Advance Verification Report” has the meaning set forth in Section 6.25(b).

“Advances Monthly Report” has the meaning set forth in Section 6.25(a).

“Adverse Claim” means a lien, security interest, mortgage interest, restriction charge, encumbrance or other right or claim of any Person (other than (A) the liens created in favor of the Buyer or assigned to the Buyer by (i) this Agreement or (ii) any other Program Agreement and (B) the liens, claims, interests, encumbrances and all other rights created in favor of each Agency by the related Servicing Contract, Agency Agreement, Agency Guide, the Freddie Mac Purchase Documents, or the Fannie Mae Requirements).

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person; provided, however, that in respect of the Repo Seller or the Repo Guarantor, the term “Affiliate” shall include only the Repo Guarantor and its wholly owned subsidiaries, and in respect of PLS, the term “Affiliate” shall include only Private National Mortgage Acceptance Company, LLC and its wholly owned subsidiaries.

“Agency” means Fannie Mae or Freddie Mac, as applicable.

“Agency Agreement” or “Agency Agreements” shall mean, individually and collectively, the Freddie Mac Agency Agreement and the Acknowledgment Agreement, as applicable.

“Agency Approvals” shall have the meaning set forth in Section 6.10.

“Agency Guide” means with respect to (i) Fannie Mae, the Fannie Mae Guide, and (ii) Freddie Mac, the Freddie Mac Guide, and in all cases, any other applicable guides published by the applicable Agency and any related announcements, directives and correspondence issued by such Agency.

“Agency MAE Event” means, with respect to any Agency, any event which would have a material adverse effect upon (i) the business, financial condition, operations, or prospects of such Agency, (ii) the ability of such Agency to timely perform its obligations under the applicable Agency Agreement, (iii) with respect to Advance Reimbursement Rights originated (A) with respect to a Fannie Mae Mortgage Pool, the ability of Fannie Mae (1) under its Preferred Stock Purchase Agreement with the United States Treasury, to draw at least an amount sufficient to meet its obligations or (2) to access another source of credit support that is acceptable to the Administrative Agent, in its sole discretion, to fund Fannie Mae’s advance reimbursement obligations, or (B) with respect to a Freddie Mac Mortgage Pool, the ability of Freddie Mac (1) under its Preferred Stock Purchase Agreement with the United States Treasury, to draw at least an amount sufficient to support its obligations or (2) to access another source of credit support that is acceptable to the Administrative Agent on behalf of the Buyer, in its sole discretion, to fund Freddie Mac’s reimbursement obligations, or (iv) or any materially adverse change to the reimbursement process for Advances relating to the related Servicing Contract, the applicable Agency Guide, or the Freddie Mac Purchase Documents, as applicable, in each case, as determined by the Administrative Agent in its sole discretion.

“Agreement” shall have the meaning set forth in the preamble.

“Applicable Law” means all laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering.

“Applicable Lending Office” means the “lending office” of the Buyer (or of an Affiliate of the Buyer) designated on the signature page hereof or such other office of the Buyer (or of an Affiliate of the Buyer) as the Buyer may from time to time specify to the Repo Seller in writing as the office by which the Transactions are to be made and/or maintained.

“Asset” or “Assets” means the Participation Certificates and a Participation Interest in the Advance Reimbursement Rights represented thereby sold to secure the Obligations hereunder.

“Asset Base” has the meaning assigned to such term in the Pricing Side Letter.

“Asset Schedule” means a schedule, in the form attached hereto as Schedule 2, listing as of the date of such schedule (i) each Participation Certificate subject to a Transaction hereto, each Participation Agreement subject to a Transaction hereto, and the Market Value of the components thereof, and (ii) the current Advances Monthly Report, as such schedule shall be updated from time to time in accordance with Section 2.02 or Section 6.04 hereof.

“Backup Subservicer” means, with respect to a Servicing Contract, a backup subservicer engaged by the Servicer to backup subservice, pursuant to an Eligible Subservicing Agreement, the Mortgage Loans relating to such Servicing Contract so long as such backup subservicing arrangement relating to such Servicing Contract has been approved by the Administrative Agent, in its sole discretion, which shall not be unreasonably withheld.

“Bankruptcy Code” means the United States Bankruptcy Code of 1978, as amended from time to time.

“Base Rate” has the meaning assigned to such term in the Pricing Side Letter.

“Business Day” any day other than (i) a Saturday or Sunday or (ii) any other day on which (x) national banking associations or state banking institutions in New York, New York, the State of California, the State of Texas or the city and state where the Corporate Trust Office is located or (y) the Federal Reserve Bank of New York are authorized or obligated by law, executive order or governmental decree to be closed.

“Buyer” means CSCIB, together with its successors, and any assignee of and Participant or Transferee in the Transaction.

“Buyer Account” means the account identified on Schedule 4 hereto.

“Capital Lease Obligations” means, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of the this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Change in Control” means:

(a) any transaction or event as a result of which the Repo Guarantor ceases to own, beneficially or of record, through one of its wholly-owned Subsidiaries, more than 50% of the stock of the Repo Seller, except with respect to an initial public offering of the Repo Seller’s common stock on a U.S. national securities exchange;

(b) the sale, transfer, or other disposition of all or substantially all of the Repo Seller’s assets (excluding any such action taken in connection with any securitization transaction); or

(c) the consummation of a merger or consolidation of the Repo Seller with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s stock outstanding immediately after such merger, consolidation or such other reorganization is owned by Persons who were not stockholders of the Repo Seller immediately prior to such merger, consolidation or other reorganization.

“Closing Date” means August 7, 2020.

“Code” means the Internal Revenue Code of 1986.

“Collection Policy” means the Servicer’s policies regarding collections and remittances in accordance with the provisions of this Agreement and the related Servicing Contract and shall include the charging and collection of fees for servicing functions, including, without limitation, the charging of late fees, assumption fees, modification fees and other clerical or administrative fees and the making and reimbursement of principal and interest advances, escrow advances, and corporate advances in the ordinary course of servicing.

“Competitor” has the meaning set forth in Section 9.01.

“Confidential Information” has the meaning set forth in Section 10.11(c).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by Net Income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consent Withdrawal Date” means, with respect to the related Agency Agreement, the effective date of any withdrawal of consent under such Agency Agreement, including the expiration of the term of such consent and non-renewal of the term thereof.

“Consent Withdrawal Pool” has the meaning set forth in the definition of Eligible Pool.

“Control”, “Controlling” or “Controlled” means possession of the power to direct or cause the direction of the management or policies of a Person through the right to exercise voting power or by contract, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Corporate Advance” means a Freddie Mac Corporate Advance or a Fannie Mae Corporate Advance and collectively the “Corporate Advances”, as defined in the applicable Participation Agreement.

“Credit Advance Funding” means, to the extent of Delinquency Advances that Freddie Mac reimburses by a credit, the Advance Reimbursement Amount for such Delinquency Advances, which shall be deemed to have been reimbursed and immediately redeployed to make a new Delinquency Advance.

“CSCIB” has the meaning given to such term in the preamble to this Agreement.

“CSFB” has the meaning given to such term in the preamble to this Agreement.

“Dedicated Account” means, individually and collectively, each of (i) the Dedicated Account (Fannie Mae) and (ii) the Dedicated Account (Freddie Mac), in each case as applicable as the context may require.

“Dedicated Account (Fannie Mae)” means each of (i) the demand deposit account named, “PennyMac Loan Services, LLC as subservicer for PennyMac Corp. – Dedicated Account for Fannie MSR Servicer Advance Reimbursements” with an account number of 1291775189 and (ii) the demand deposit account “PennyMac Loan Services, LLC as subservicer for PennyMac Corp. – Dedicated Account for Fannie P&I Advance Reimbursements” with an account number of 1291775202, which accounts have been established by the Repo Seller, the Administrative Agent, as secured party, and the Account Control Bank with respect to the Fannie Mae Pool for the benefit of the Buyer at the Account Control Bank and which accounts shall be subject to the terms of the Account Control Agreement.

“Dedicated Account (Freddie Mac)” means each of (i) the demand deposit account in connection with the Advance Reimbursement Amounts relating to Freddie Mac Corporate Advances and Freddie Mac Escrow Advances, and (ii) the demand deposit account in connection with the Advance Reimbursement Amounts relating to Freddie Mac Delinquency Advances, which accounts have been established (or will be established) by the Repo Seller, the Administrative Agent, as secured party, and the Account Control Bank with respect to the Freddie Mac Pool for the benefit of the Buyer at the Account Control Bank and which accounts shall be subject to the terms of the Account Control Agreement.

“Default” means an event, condition or default that, with the giving of notice, the passage of time, or both, would constitute an Event of Default.

“Delinquency Advance” means a Freddie Mac Delinquency Advance or a Fannie Mae Delinquency Advance and collectively the “Delinquency Advances”, as defined in the applicable Participation Agreement.

“Designated Pool” means, as of any date, any Eligible Pool made subject to a Transaction in accordance with the terms of this Agreement and that is subject to a Servicing Contract, the applicable Agency Agreement, and the applicable Participation Agreement and is identified and included on the Designated Pool Schedule on such date.

“Designated Pool Schedule” means, as of any date, the list attached hereto as Schedule 1, which shall include the related Servicing Contract and the applicable the Repo Seller/Servicer Number for each Eligible Pool listed thereon or, in the case of Fannie Mae Mortgage Loans, the unique loan numbers with respect to the related Mortgage Loans, as such schedule may be amended from time to time in accordance with the Program Agreements, the applicable Agency Agreement, and the applicable Participation Agreement. As additional Eligible Pools are added as Designated Pools, and as Eligible Pools are removed as Designated Pools, the Repo Seller shall update and furnish the Designated Pool Schedule to the Administrative Agent on behalf of the Buyer, and the most recently furnished schedule shall be maintained by the Administrative Agent as the definitive Designated Pool Schedule.

“Dollars” and “$” means dollars in lawful currency of the United States of America.

“Early Amortization Amount” means, as of any date of determination, an amount equal to the sum of the Repurchase Price and all outstanding Obligations.

“Early Amortization Event” means the occurrence, as determined by the Administrative Agent, in its sole discretion, of (i) any Agency MAE Event, or (ii) any Servicing MAE Event.

“Early Amortization Period” means the period that begins upon the occurrence of an Early Amortization Event or the termination of the Revolving Period and ends upon the earlier of (i) ninety (90) days following the commencement of the Early Amortization Period, and (ii) the date on which the Repo Seller’s Obligations hereunder are satisfied and paid in full.

“Electronic Transmission” means any form of communication not directly involving the physical transmission of paper, including the use of, or participation in, one (1) or more electronic networks or databases (including one (1) or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process.

“Eligible Advance Reimbursement Rights” means an Advance Reimbursement Right that satisfies all of the following criteria:

(a) constitutes a “general intangible” or “payment intangible” within the meaning of Section 9-102(a)(42) or Section 9-102(a)(61) (or the corresponding provision in effect in a particular jurisdiction) of the UCC as in effect in all applicable jurisdictions;

(b) relates to a Fannie Mae Advance or a Freddie Mac Advance (i) that is included in a Designated Pool, (ii) that at the time it was made, such Freddie Mac Advance or Fannie Mae Advance was authorized pursuant to, and determined by the Servicer or Subservicer, as applicable, in good faith to comply with the related Servicing Contract, the Freddie Mac Guide and the Freddie Mac Purchase Documents, as applicable (iii) as to which the Servicer has complied with all of the requirements for reimbursement relating to the applicable Servicing Contract, the Freddie Mac Guide and the Freddie Mac Purchase Documents, as applicable and (iv) which remains eligible for reimbursement pursuant to the related Servicing Contract, the Freddie Mac Guide and the Freddie Mac Purchase Documents, as applicable;

(c) with respect to which no representation or warranty made by the Repo Seller and the Servicer in relation thereto has been breached (and not waived in writing by the Administrative Agent and the applicable Agency, as necessary);

(d) with respect to which, the Repo Seller and the Servicer has (i) not taken any action that would impair the right, title and interest of the Buyer therein, or (ii) failed to take any action that was necessary to avoid impairing the Buyer’s right, title or interest therein;

(e) the Advance related to which either (i) has been fully funded by the Servicer (or any predecessor servicer) using its own funds and/or collections (as appropriate) as provided in the related Servicing Contract, the Freddie Mac Guide or the Freddie Mac Purchase Documents, as applicable or (ii) in the case of Delinquency Advances, will be funded with Purchase Price proceeds hereunder on the related Purchase Date;

(f) relates to a Mortgage Loan (i) that is secured by a first lien on the underlying Mortgaged Property and (ii) the terms of which have not been modified after the creation of such Advance Reimbursement Right unless the Servicer has submitted a claim for reimbursement thereof to Freddie Mac or Fannie Mae, as applicable, and no more than ninety (90) days have passed since the date of the modification, but in no event past the timelines for reimbursement by Freddie Mac or Fannie Mae, as applicable;

(g) in the case of any Freddie Mac Advance, Freddie Mac has the responsibility to reimburse the related Advance, and in the case of any Fannie Mae Advance, Fannie Mae has the responsibility to reimburse the related Advance;

(h) the Advance related to which has been made or will be made in connection with a Mortgage Loan that has an “active” status in the related MBS, and such Mortgage Loan has not been liquidated, paid in full, repurchased or otherwise charged off;

(i) complies, in all material respects, with all Applicable Laws and other legal requirements, whether federal, state or local;

(j) provides for payment in Dollars;

(k) was not subject to the Laws of a jurisdiction whose Laws would make such Advance Reimbursement Right, or the financing thereof contemplated hereby, unlawful, invalid or unenforceable and is not subject to any legal limitation on transfer (other than set forth in the relevant Servicing Contract);

(l) is owned solely by the Servicer subject to the relevant Servicing Contract, the Freddie Mac Guide or the Freddie Mac Purchase Documents, as applicable, free and clear of all Adverse Claims and has not been sold, conveyed, pledged or assigned to any lender, purchaser, investor or other Person;

(m) is not an obligation of the United States of America, any State or any agency or instrumentality or political subdivision thereof (other than FHA, HUD, VA, or USDA);

(n) in respect of which the Servicer has obtained from each Person that may have an interest in such Advance Reimbursement Right all acknowledgments or approvals, if any, that are necessary to pledge such Advance Reimbursement Right, as contemplated by this Agreement;

(o) in respect of which the Servicer has complied in all material respects with the Collection Policy, the relevant Servicing Contract, the Freddie Mac Guide or the Freddie Mac Purchase Documents, as applicable;

(p) in respect of which the information set forth in the Asset Schedule and the relevant Servicing Contract and furnished by the Servicer is true and correct in all material respects;

(q) in respect of which the related Servicing Contract is (1) governed by the laws of the United States or a state within the United States, (2) in full force and effect, and (3) subject to, or incorporates by reference, the Freddie Mac Guide, the Freddie Mac Purchase Documents or the Fannie Mae Guide and provides (directly or indirectly by incorporating the Freddie Mac Guide, the Freddie Mac Purchase Documents or the Fannie Mae Guide, as applicable) that:

(i) any Corporate Advance is validly reimbursable to the Servicer (A) if a Freddie Mac Corporate Advance, by Freddie Mac pursuant to Chapter 9701 of the Freddie Mac Guide and the Topics, or (B) if a Fannie Mae Advance, from the Mortgage Loan obligor or out of related Mortgage Loan insurance proceeds, claims settlements or other available sources, or, if not recoverable from those sources, by Fannie Mae, pursuant to Part A, Subpart A2, Chapter A2-1-01-Servicing Advances, Part E, Chapter E-5 (Requesting Reimbursement for Expenses Associated with Default Related Legal Matters), and Part F, Chapter F-1-05 (Expense Reimbursement) of the Fannie Mae Guide;

(ii) any Escrow Advance is (A) if a Freddie Mac Escrow Advance, reimbursable out of (1) any Escrow Funds for the Mortgage Loan for which the Servicer made the related Escrow Advance pursuant to Topic 8301.19 of the Freddie Mac Guide, and (2) if not reimbursable out of such amounts, then reimbursable by Freddie Mac pursuant to Chapter 9701 of the Freddie Mac Guide and the Topics; or (B) if a Fannie Mae Advance, reimbursable from the Mortgage Loan obligor or out of related Mortgage Loan insurance proceeds, claims settlements or other available sources, or, if not recoverable from those sources, by Fannie Mae, pursuant to Part A, Subpart A2, Chapter A2-1-01-Servicing Advances, Chapter E-5 (Requesting Reimbursement for Expenses Associated with Default Related Legal Matters) and Chapter F-1-05 (Expense Reimbursement) of the Fannie Mae Guide;

(iii) any Delinquency Advance is (A) if a Freddie Mac Advance, an “advance of Principal and Interest Payments” reimbursable to the Servicer (1) out of any Principal and Interest Payments on any Freddie Mac Mortgage Loans in any Freddie Mac Pool that are subject to such Servicing Contract that are subsequently deposited pursuant to Topic 8301.19 of the Freddie Mac Guide, or (2) if not reimbursable out of any such Principal and Interest Payments received, by Freddie Mac pursuant to (I) its Disaster-

Related Forbearance policy eligible for early selling representation and warranty relief subject to timely submission of data to Freddie Mac in accordance with Topic 1301.1 of the Freddie Mac Guide, or (II) a COVID19-related forbearance policy communicated through Freddie Mac Bulletins and FAQ documents after the date of this Agreement (and subject to separate mutually agreed Advance Rate Percentages depending on the timing and form of such relief); or (B) if a Fannie Mae Advance, a “delinquency advance” as defined the Fannie Mae Guide and, subject to the Fannie Mae Requirements, is reimbursable to the Servicer out of any Principal and Interest Payments on any Fannie Mae Mortgage Loans in such Designated Pool pursuant to Part A, Subpart A2, Chapter A2-1-01-Delinquency Advances of the Fannie Mae Guide;

(iv) any Delinquency Advance that is a Freddie Mac Advance outstanding and unreimbursed to the Servicer at the time of any transfer of servicing to any successor servicer is reimbursable to the Servicer, (x) in respect of interest amounts, no later than the date the funds are due to Freddie Mac pursuant to Section 7101.10(c) of the Freddie Mac Guide, and (y) in respect of principal amounts, no later than the Effective Date of Transfer (as defined in the Freddie Mac Guide) pursuant to Section 7101.10(d) of the Freddie Mac Guide; and

(v) any Delinquency Advance that is a Fannie Mae Advance outstanding and unreimbursed to the Servicer at the time of any transfer of servicing to any successor servicer is reimbursable to the Servicer at the time the successor servicer receives from the Servicer a final accounting of all monies pursuant to Part F, Chapter F-1-11 (Post-Delivery Servicing Transfers) of the Fannie Mae Guide; and

(r) to the extent the Servicer engages a Subservicer in connection with the related Servicing Contract to subservice a Freddie Mac Mortgage Loan or Fannie Mae Mortgage Loan related to such Advance Reimbursement Right, (i) the Servicer (x) continues to be obligated to fund the Advances relating to the Servicing Contract, the Freddie Mac Guide or the Freddie Mac Purchase Documents, as applicable and (y) continues to possess such Advance Reimbursement Right for any Advances relating to such Servicing Contract, the Freddie Mac Guide or the Freddie Mac Purchase Documents, as applicable (ii) the Subservicer does not possess such Advance Reimbursement Right and the Repo Seller shall cause the Subservicer to remit the related Advance Reimbursement Amount to the applicable Dedicated Account within two (2) Business Days of such Subservicer’s receipt thereof, and (iii) the Administrative Agent, in its sole discretion. approves the Subservicer;

provided that the Market Value for an Advance Reimbursement Right shall be zero if on any date of determination the Advance Reimbursement Right is not an Eligible Advance Reimbursement Right.

“Eligible Asset” or “Eligible Assets” means with respect to any Asset that is a Participation Certificate, an Asset that satisfies all of the following criteria:

(a) evidences a Participation Interest in the Advance Reimbursement Rights;

(b) constitutes a “security” and is not (i) dealt in or traded on a “securities exchange” or in a “securities market,” (ii) “investment property” or (iii) held in a “deposit account” (such terms having the meanings given to such terms in the Uniform Commercial Code);

(c) constitutes all the issued and outstanding Participation Interests issued with respect to such Participation Certificate under the Participation Agreement and is certificated;

(d) has been duly and validly issued pursuant to the Participation Agreement, which is in full force and effect and, except to the extent approved in writing by the Administrative Agent, on behalf of the Buyer, the terms of such Participation Agreement have not been impaired, altered or modified in any respect;

(e) in respect of which the Repo Seller has complied in all material respects with the Participation Agreement;

(f) in respect of which the information set forth in the Participation Agreement is true and correct in all material respects; and

(g) in respect of which the Repo Seller has delivered to Administrative Agent a duly executed and authorized Agency Agreement for the related Designated Pool.

and in each case as of the related Purchase Date and as of each day that such Asset shall be subject to a Transaction hereunder.

“Eligible Pool” means any pool of Mortgage Loans serviced under a Servicing Contract, which pool is identified with the same the Repo Seller/Servicer Number and with respect to which, as of the date of the related Transaction and as of each day that any Asset shall be subject to a Transaction hereunder (unless expressly agreed upon in writing by the Buyer, in its sole discretion, to the contrary), satisfies the following criteria:

(a) pursuant to the applicable Agency Agreement, Freddie Mac or Fannie Mae, as the case may be, has consented to the assignment by the Servicer of its Advance Reimbursement Rights with respect to such Freddie Mac Pool or Fannie Mae Pool, as applicable, and has agreed that the rights of Servicer, the Buyer, and Administrative Agent on behalf of the Buyer to Advance Reimbursement Amounts in respect of such pool of Mortgage Loans are not subject to any right of set-off or other claim of Freddie Mac or Fannie Mae, as the case may be, except as otherwise provided in the applicable Agency Agreement (subject, however, solely to the limited payment subordination in the Freddie Mac Agency Agreement, as applicable), until all Obligations of the Repo Seller under this Agreement shall have been paid and satisfied in full and such Agency Agreement remains in effect for the entire Freddie Mac Pool or Fannie Mae Pool, as applicable, and has not been terminated as to any of the related Advance Reimbursement Rights; provided, that if an Agency Agreement is no longer in effect for a Freddie Mac Pool or Fannie Mae Pool solely due to a Consent Withdrawal Date, (i) such Freddie Mac Pool or Fannie Mae Pool, as applicable, shall continue to be an Eligible Pool with respect to the Advance Reimbursement Rights related thereto which were created prior to such Consent Withdrawal Date to the extent such Agency Agreement shall apply to such Advance Reimbursement Rights and (ii) the withdrawal only applies to the Advance Reimbursement Rights created after the Consent Withdrawal Date and any related Freddie Mac Pool or Fannie Mae Pool, as applicable, shall be identified as a “Consent Withdrawal Pool” on the Designated Pool Schedule attached hereto;

(b) all Advance Reimbursement Rights arising under such pool of Mortgage Loans are free and clear of any Adverse Claim in favor of any Person;

(c) the Servicer has not voluntarily elected to change the reimbursement mechanics of Advances in such pool of Mortgage Loans from a pool-level reimbursement mechanic to a loan-level reimbursement mechanic or from a loan-level reimbursement mechanic to a pool-level reimbursement mechanic without the consent of the Administrative Agent; and

(d) is a Designated Pool.

“Eligible Subservicing Agreement” means a subservicing agreement that has (i) been approved by the Administrative Agent in its sole discretion by signed instrument and (ii) not been assigned or amended in any material respect with respect to the Advance Reimbursement Rights without the Administrative Agent’s written consent; provided that as of the Closing Date the Administrative Agent hereby acknowledges and agrees that the PLS Subservicing Agreement constitutes an Eligible Subservicing Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any corporation or trade or business that, together with the Repo Seller or the Repo Guarantor is treated as a single employer under Section 414(b) or (c) of the Code or solely for purposes of Section 302 of ERISA and Section 412 of the Code is treated as a single employer described in Section 414 of the Code.

“ERISA Event of Termination” means with respect to the Repo Seller or Repo Guarantor (i) with respect to any Plan, a reportable event, as defined in Section 4043 of ERISA, as to which the PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified with thirty (30) days of the occurrence of such event, or (ii) the withdrawal of the Repo Seller, Repo Guarantor or any ERISA Affiliate thereof from a Plan during a plan year in which it is a substantial employer, as defined in Section 4001(a)(2) of ERISA, or (iii) the failure by the Repo Seller, Repo Guarantor or any ERISA Affiliate thereof to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA with respect to any Plan, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code (or Section 430(j) of the Code as amended by the Pension Protection Act) or Section 302(e) of ERISA (or Section 303(j) of ERISA, as amended by the Pension Protection Act), or (iv) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by the Repo Seller, Repo Guarantor or any ERISA Affiliate thereof to terminate any plan, or (v) the failure to meet requirements of Section 436 of the Code resulting in the loss of qualified status under Section 401(a)(29) of the Code, or (vi) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (vii) the receipt by the Repo Seller, Repo Guarantor or any ERISA Affiliate thereof of a notice from a Multiemployer Plan that action of the type described in the previous clause (vi) has been taken by the PBGC with respect to such Multiemployer Plan, or (viii)

any event or circumstance exists which may reasonably be expected to constitute grounds for the Repo Seller, the Guarantor or any ERISA Affiliate thereof to incur liability under Title IV of ERISA or under Sections 412(b) or 430(k) of the Code with respect to any Plan.

“Escrow Advance” means a Freddie Mac Escrow Advance or a Fannie Mae Escrow Advance and collectively the “Escrow Advances”, as defined in the applicable Participation Agreement.

“Escrow Custodial Account” has the meaning assigned to such term in the Freddie Mac Guide or the Fannie Mae Guide, as applicable.

“Escrow Funds” has the meaning assigned to such term in the Freddie Mac Guide or the Fannie Mae Guide, as applicable.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Buyer or other recipient or required to be withheld or deducted from a payment to such the Buyer or such other recipient: (a) Taxes imposed on (or measured by) Net Income or net profits (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed on a Buyer or other recipient as a result of such the Buyer or such other recipient being organized under the laws of, or having its principal office or its Applicable Lending Office located in the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) that are Other Connection Taxes; (b) any Tax imposed on a Buyer or other recipient of a payment hereunder that is attributable to such the Buyer’s or other recipient’s failure to comply with relevant requirements set forth in Section 2.10 (c) any withholding Tax that is imposed on amounts payable to or for the account of such the Buyer or other recipient of a payment hereunder pursuant to a law in effect on the date such the Buyer or such other recipient becomes a party to or under this Agreement, or such person changes its lending office, except in each case to the extent that, pursuant to Section 2.10, amounts with respect to Taxes were payable either to such person’s assignor immediately before such person became a party hereto or to such person immediately before it changed its lending office; and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Expenses” means all present and future expenses reasonably incurred by or on behalf of the Buyer in connection with the negotiation, execution, enforcement or the ongoing operations relating to this Agreement, any of the other Program Agreements, the Agency Agreements, and any amendment, supplement or other modification or waiver related hereto or thereto, whether incurred heretofore or hereafter, which expenses shall include any service provider fees, indemnification payments, the documented cost of title, lien, judgment and other record searches; reasonable and documented attorneys’ fees, any ongoing audits or due diligence costs in connection with valuation, entering into Transactions or determining whether a Margin Deficit may exist; and costs of preparing and recording any UCC financing statements or other filings necessary to perfect the security interest created hereby.

“Fannie Mae” means Federal National Mortgage Association (commonly known as Fannie Mae), and any successor thereto.

“Fannie Mae Advance” means any Advance with respect to a Fannie Mae Mortgage Loan.

“Fannie Mae Guide” means, collectively, the Fannie Mae Servicing Guide and the Fannie Mae Selling Guide, in each case, as amended, modified or supplemented from time to time. References to chapters, sections and definitions in the Fannie Mae Guide refer to the chapters, sections and definition references that exist in the Fannie Mae Guide as of the Closing Date, but to the extent that the chapters, sections and definition references change in subsequent amendments to the Fannie Mae Guide, references to the Fannie Mae Guide shall also include any successor or replacement chapter, section and definition references.

“Fannie Mae Lender Contract” means collectively, the Mortgage Selling and Servicing Contract and all applicable Pool Purchase Contracts between Fannie Mae and the Servicer, the Fannie Mae Selling Guide, the Fannie Mae Servicing Guide and all supplemental servicing instructions or directives provided by Fannie Mae, all applicable master agreements, recourse agreements, repurchase agreements, indemnification agreements, loss-sharing agreements, and any other agreements between Fannie Mae and the Servicer, and all as amended, restated or supplemented from time to time.

“Fannie Mae Mortgage Loan” means any Mortgage Loan, which includes the Mortgage Loan Documents (as defined in the Participation Agreement (Fannie Mae)), the Mortgage File (as defined in the Participation Agreement (Fannie Mae)), the monthly payments, any principal payments or prepayments, any related escrow accounts, the Servicing Rights (as defined in the Participation Agreement (Fannie Mae)) and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, and is included in a Fannie Mae Pool.

“Fannie Mae Requirements” means the Acknowledgment Agreement, the Mortgage Selling and Servicing Contract, the Fannie Mae Guide and the contracts (including any related guaranty agreement, master servicing agreement, master agreement for servicer’s principal and interest custodial account, master agreement for servicer’s escrow custodial account, master custodial agreement, schedule of subscribers and any other agreement or arrangement) and all applicable rules, regulations, communications, memoranda and other written directives, procedures, manuals, guidelines, including Fannie Mae servicer eligibility requirements, and any other information or material incorporated therein, defining the rights and obligations of Fannie Mae and Servicer, with respect to the Fannie Mae Mortgage Loans.

“Fannie Mae Selling Guide” means the Fannie Mae Single Family Selling Guide.

“Fannie Mae Servicing Guide” means the Fannie Mae Single Family Servicing Guide.

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such sections of the Code.

“FDIA” has the meaning set forth in Section 10.13(c).

“FDICIA” has the meaning set forth in Section 10.13(d).

“Fidelity Insurance” means insurance coverage with respect to employee errors, omissions, dishonesty, forgery, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities) and computer fraud in an aggregate amount that is satisfactory to the applicable Agency.

“Financial Statements” means the consolidated financial statements of the Repo Guarantor and the Repo Seller prepared in accordance with GAAP for the year or other period then ended.

“Freddie Mac” means The Federal Home Loan Mortgage Corporation (commonly known as Freddie Mac), and any successor thereto.

“Freddie Mac Advance” means any Advance with respect to a Freddie Mac Mortgage Loan and made pursuant to the Freddie Mac Designated Servicing Contract, the Freddie Mac Guide and/or the Freddie Mac Purchase Documents, as applicable.

“Freddie Mac Effective Date” means on or after (i) the effective date of the Freddie Mac Agency Agreement (as defined in the Participation Agreement (Freddie Mac)), and (ii) the date on which the Buyer and the Repo Seller enter into a Transaction with respect to the Participation Certificate (Freddie Mac) in accordance with Sections 2.01, 2.02, and 2.15.

“Freddie Mac Excluded Assets” has the meaning set forth in Section 4.02(a).

“Freddie Mac Mortgage Loan” means a Mortgage Loan, which loan has been transferred and assigned to Freddie Mac and in a Freddie Mac Pool and serviced for Freddie Mac pursuant to a Freddie Mac Designated Servicing Contract, and its related Freddie Mac Designated Servicing Contract.

“GAAP” means U.S. generally accepted accounting principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its successors, as in effect from time to time, and (ii) applied consistently with principles applied to past financial statements of the Repo Seller and its subsidiaries; provided, that a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) that such principles have been properly applied in preparing such financial statements.

“GLB Act” has the meaning set forth in Section 10.11(c).

“Governmental Actions” means any and all consents, approvals, permits, orders, authorizations, waivers, exceptions, variances, exemptions or licenses of, or registrations, declarations or filings with, any Governmental Authority required under any Governmental Rules.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions over the Repo Seller, the Repo Guarantor, Administrative Agent or any Buyer, as applicable.

“Governmental Rules” means any and all laws, statutes, codes, rules, regulations, ordinances, orders, writs, decrees and injunctions, of any Governmental Authority and any and all legally binding conditions, standards, prohibitions, requirements and judgments of any Governmental Authority.

“Guarantee” means, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term “Guarantee” shall not include (a) endorsements for collection or deposit in the ordinary course of business, or (b) obligations to make servicing advances for delinquent taxes and insurance or other obligations in respect of a mortgage loan or mortgaged property or (c) any bad-boy guarantees for which liability is not stated or determinable. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

“Indebtedness” means, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business, so long as such trade accounts payable are payable within ninety (90) days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness (as defined in clauses (a) or (b)) of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements, including, without limitation, any Indebtedness arising hereunder; (g) Indebtedness (as defined in clauses (a) or (b)) of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (i) Indebtedness (as defined in clauses (a) or (b)) of general partnerships of which such Person is a general partner and (j) with respect to clauses (a)-(i) above both on and off balance sheet.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Repo Seller under any Program Agreement and (b) to the extent not otherwise described in clause (a) of this definition, Other Taxes.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“IRS” means the United States Internal Revenue Service.

“Laws” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

“License” means any license, permit, approval, right, privilege, quota, concession, or franchise issued, granted, conferred or otherwise created by a Governmental Authority.

“Lien” means, with respect to any property or asset of any Person (a) any mortgage, lien, pledge, charge or other security interest or encumbrance of any kind in respect of such property or asset or (b) the interest of a vendor or lessor arising out of the acquisition of or agreement to acquire such property or asset under any conditional sale agreement, lease purchase agreement or other title retention agreement.

“Margin” has the meaning assigned to the term in the Pricing Side Letter.

“Margin Call” has the meaning set forth in Section 2.04(a).

“Margin Deadlines” has the meaning set forth in Section 2.04(b).

“Margin Deficit” has the meaning set forth in Section 2.04(a).

“Market Value” means, as of any date of determination, and without duplication, the fair market value of the Eligible Assets as determined on such date by Administrative Agent (or an Affiliate thereof) in its sole discretion.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Repo Seller, the Repo Guarantor or any Affiliate thereof that is a party to any Program Agreement taken as a whole; (b) a material impairment of the ability of the Repo Seller, the Repo Guarantor or any Affiliate thereof that is a party to any Program Agreement to perform under any Program Agreement and to avoid any Event of Default; (c) a material adverse effect upon the legality, validity, binding effect or enforceability of any Program Agreement against the Repo Seller, the Repo Guarantor or any Affiliate thereof that is a party to any Program Agreement or any Agency Agreement, in each case as determined by the Administrative Agent in its sole discretion.

“Maximum Purchase Price” has the meaning assigned to the term in the Pricing Side Letter.

“Monthly Reimbursement Rate” means, as of any date of determination, the arithmetic average of the fractions (expressed as percentages), determined for each of the three (3) most recently concluded calendar months, obtained by dividing (i) the aggregate Advance Reimbursement Amounts collected by the Servicer and deposited into the applicable Dedicated Account during such month (which shall include, for purposes of this definition, amounts deemed received on account of Credit Advance Funding, if any, during such calendar month, but only if no Delinquency Advances were deemed reimbursed by Credit Advance Funding amounts for the preceding Price Differential Period) by (ii) the sum, for each Freddie Mac Pool or Fannie Mae Pool, of the highest Advance Reimbursement Right Balance of the related Advance Reimbursement Rights during such calendar month relating to Advances funded by the Servicer in respect of such Freddie Mac Pool or Fannie Mae Pool; provided however that for purposes of calculating the Monthly Reimbursement Rate for the first two (2) months after the Closing Date the result for May (as of April 30) 2020 shall equal 30% and the result for June (as of May 31) 2020 shall equal 27%.

“Moody’s” means Moody’s Investors Service, Inc. or any successors thereto.

“Mortgage” means, with respect to a Mortgage Loan, a mortgage, deed of trust or other similar security instrument encumbering a fee simple interest in real property securing a Mortgage Note.

“Mortgage Loan” means a one-to-four family residential loan that is secured by a mortgage, deed of trust or other similar security instrument on real property (including REO Property resulting from the foreclosure of the real property that had secured such loan), which loan is either (i) a Freddie Mac Mortgage Loan contained in a Freddie Mac Pool, or (ii) a Fannie Mae Mortgage Loan and in a Fannie Mae Pool and serviced for Fannie Mae pursuant to a Servicing Contract and the Fannie Mae Guide.

“Mortgage Note” means the note or other evidence of the indebtedness of a mortgagor secured by a Mortgage under a Mortgage Loan and all amendments, modifications and attachments thereto.

“Mortgage Selling and Servicing Contract” means the Mortgage Selling and Servicing Contract, dated as of October 15, 2010, as amended and supplemented from time to time, between the Servicer and Fannie Mae, pursuant to which the Servicer is selling mortgage loans to Fannie Mae or servicing Mortgage Loans on Fannie Mae’s behalf, and any related addenda.

“Mortgaged Property” means the interest in real property securing a Mortgage Loan as evidenced by the related Mortgage, together with improvements thereto securing a Mortgage Loan.

“Multiemployer Plan” means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been or are required to be made by the Repo Seller or any ERISA Affiliate and that is covered by Title IV of ERISA.

“Net Income” means, for any period and any Person, the net income of such Person for such period as determined in accordance with GAAP.

“Net Proceeds Coverage Percentage” means, for any Price Differential Payment Date, the percentage equivalent of a fraction, (i) the numerator of which equals the total amount of the Advance Reimbursement Amount deposited into the Dedicated Accounts during the related Price Differential Period (which shall include, for purposes of this definition, amounts deemed received on account of Credit Advance Funding, if any, during such Price Differential Period, but only if no Delinquency Advances were deemed reimbursed by Credit Advance Funding amounts for the preceding Price Differential Period) and (ii) the denominator of which equals the aggregate average outstanding amount of the Purchase Price of the Participation Certificates then subject to all Transactions during the related Price Differential Period; provided however that for purposes of calculating such amount for the first two (2) months after the Closing Date the value for May (as of April 30) shall equal 30% and the value for June (as of May 31) 2020 shall equal 27%.

“Nonpublic Personal Information” means any consumer’s nonpublic personal information as defined in the Gramm-Leach-Bliley Act.

“Non-Recourse Debt” means liabilities for which the assets securing such obligations are the only source of repayment.

“Notice” or “Notices” means all requests, demands and other communications, in writing (including facsimile transmissions and e-mails), sent by overnight delivery service, facsimile transmission, electronic transmission or hand-delivery to the intended recipient at the address specified in Section 10.05 or, as to any party, at such other address as shall be designated by such party in a written notice to the other party.

“Obligations” means (a) all of the Repo Seller’s indebtedness, obligations to pay the outstanding principal balance of the Purchase Price, together with interest thereon on the Termination Date, outstanding interest due on each Price Differential Payment Date, and other obligations and liabilities, to the Buyer or its Affiliates arising under, or in connection with, the Program Agreements, whether now existing or hereafter arising; (b) any and all sums reasonably incurred and paid by the Buyer or on behalf of the Buyer in order to preserve any Repurchase Asset or its interest therein; (c) in the event of any proceeding for the collection or enforcement of any of the Repo Seller’s indebtedness, obligations or liabilities referred to in this definition, the reasonable expenses of retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on any Repurchase Asset, or of any exercise by the Buyer of its rights under the Program Agreements or the Agency Agreements, including reasonable attorneys’ fees and disbursements and court costs; and (d) all of the Repo Seller’s indemnity obligations to the Buyer pursuant to the Program Agreements.

“OFAC” means United States Treasury Department’s Office of Foreign Assets Control.

“Officer’s Compliance Certificate” means a certificate in the form of Exhibit B attached hereto.

“Other Connection Taxes” means, with respect to the Buyer or other recipient, Taxes imposed as a result of a present or former connection between the Buyer or such other recipient and the jurisdiction imposing such Tax (other than connections arising from the Buyer or such other recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced under this Agreement or any Program Agreement).

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes or any excise, sales, goods and services or transfer taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Program Agreement or the Agency Agreements, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made at the request of the Repo Seller pursuant to this Agreement).

“Participants” has the meaning set forth in Section 9.02(a).

“Participation Agreement” means, individually and collectively, each of (i) the Participation Agreement (Fannie Mae) and (ii) the Participation Agreement (Freddie Mac), in each case as applicable as the context may require.

“Participation Agreement (Fannie Mae)” means the Participation Agreement with respect to any Fannie Mae Pools, between the Servicer and the Initial Participant (as defined in the Participation Agreement (Fannie Mae)), as such agreement may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Participation Agreement (Freddie Mac)” means the Participation Agreement with respect to the Freddie Mac Pool, between the Servicer and the Initial Participant (as defined in the Participation Agreement (Freddie Mac)) as such agreement may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Participation Certificate” or “Participation Certificates” means, individually or collectively as applicable, the original participation certificates issued and delivered in connection with the related Participation Agreement.

“Participation Interest” means each participating beneficial ownership interest (of the type and nature contemplated by 11 U.S.C. § 541(d) of the Bankruptcy Code) in the Advance Reimbursement Rights relating to Advances, and proceeds thereof together with the other rights and privileges specified in the Participation Agreement as evidenced by the issuance of the Participation Certificates.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Pension Protection Act” means the Pension Protection Act of 2006, as amended from time to time.

“Permitted Use” has the meaning set forth in Section 6.13(b).

“Person” means any individual, corporation, estate, partnership, limited liability company, limited liability partnership, joint venture, association, joint-stock company, business trust, trust, unincorporated organization, government or any agency or political subdivision thereof, or other entity of a similar nature.

“Plan” means an employee benefit or other plan established or maintained by the Repo Seller or any ERISA Affiliate and covered by Title IV of ERISA, other than a Multiemployer Plan.

“Plan Assets” has the meaning set forth in United States Department of Labor regulations at 29 C. F. R, section 2510.3-101 as modified by Section 3(42) of ERISA.

“PLS” means PennyMac Loan Services, LLC, a limited liability company organized under the laws of the State of Delaware, or its permitted successors and assigns.

“PLS Subservicing Agreement” means the Third Amended and Restated Flow Servicing Agreement, dated as of September 12, 2016, between PennyMac Operating Partnership, L.P., as owner, and PLS, as servicer.

“PMC” has the meaning assigned to such term in the preamble to this Agreement and includes PMC’s permitted successors and assigns.

“PMT” means PennyMac Mortgage Investment Trust, a real estate investment trust organized under the laws of the State of Maryland, or its permitted successors and assigns.

“Pool Purchase Contract” means an agreement between Fannie Mae and the Servicer to buy and sell mortgage loans or Participation Interests for inclusion in a Fannie Mae Pool.

“Price Differential” means with respect to any Transaction as of any date of determination, an amount equal to the product of (i) the Pricing Rate for such Transaction, (ii) the Purchase Price for such Transaction and (iii) a fraction, the numerator of which is the number of days elapsed during the Price Differential Period (from and including the preceding Price Differential Payment Date to and excluding such date of determination) and the denominator of which equals 360.

“Price Differential Payment Date” means, for as long as any Obligations shall remain owing by the Repo Seller to the Buyer, the fifth (5th) Business Day of each calendar month.

“Price Differential Period” means, for any Price Differential Payment Date, the preceding calendar month (or with respect with the first Price Differential Payment Date, the period from the Closing Date to the last day of the preceding calendar month).

“Price Differential Statement Date” has the meaning set forth in Section 2.03(c).

“Pricing Rate” has the meaning assigned such term in the Pricing Side Letter.

“Pricing Side Letter” means the letter agreement dated as of the Closing Date, among the Buyer, Administrative Agent, and the Repo Seller, as amended, restated, supplemented or otherwise modified from time to time.

“Principal and Interest Custodial Account” with respect to Freddie Mac Advances has the meaning as defined in the Freddie Mac Guide and with respect to Fannie Mae Advances means the custodial account into which the Servicer is required to remit principal and interest collections on Fannie Mae Mortgage Loans in the related Designated Pool.

“Principal and Interest Payments” with respect to Freddie Mac Advances, has the meaning defined in the Freddie Mac Guide, and with respect to Fannie Mae Advances, means collections of or in respect of principal and interest on Fannie Mae Mortgage Loans in the related Designated Pool.

“Proceeds” means “proceeds” as defined in Section 9-102(a)(64) of the UCC.

“Program Agreements” means this Agreement, the Pricing Side Letter, the Repo Guaranty, each Participation Agreement, the Subservicer Side Letter Agreement, and the Account Control Agreement.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Purchase Date” means, subject to the satisfaction of the conditions precedent set forth in Article V, each date on which a Transaction is entered into by the Buyer pursuant to Section 2.02 or such other mutually agreed upon date as more particularly set forth in the related Transaction Notice.

“Purchase Price” means the price at which each Purchased Asset (or portion thereof) is transferred by the Repo Seller to the Buyer, which shall equal (a) on each Purchase Date, the current Asset Base, taking into account any additions or removals of Designated Pools, or (b) on any day after the related Purchase Date, except where the Buyer and the Repo Seller agree otherwise, the aggregate “Purchase Price” for such date shall refer to the aggregate Purchase Price for the Purchased Assets (as determined on the related Purchase Dates under the subclause (a)) decreased by the amount of any cash transferred by the Repo Seller to the Buyer pursuant to Sections 2.03(b) and 2.05 hereof prior to such date.

“Purchase Price Percentage” has the meaning assigned to the term in the Pricing Side Letter.

“Purchased Asset” or “Purchased Assets” means the collective reference to the Participation Certificates together with the Repurchase Assets related to such Participation Certificates transferred by the Repo Seller to the Buyer in a Transaction hereunder, as listed on the related Asset Schedule attached to the related Transaction Notice until such Participation Certificate together with the Repurchase Assets related to such Participation Certificates has been repurchased by the Repo Seller in accordance with the terms of this Agreement.

“Records” means all instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by the Repo Seller, or any other person or entity with respect to the Purchased Assets or any other Repurchase Assets.

“Register” has the meaning set forth in Section 9.02(b).

“REO Property” means a Mortgaged Property for which Freddie Mac or Fannie Mae or another Person on Freddie Mac’s or Fannie Mae’s behalf, as applicable, has acquired title to such Mortgaged Property through foreclosure or by deed in lieu of foreclosure.

“Repo Guarantor” means PMT, in its capacity as guarantor under the Repo Guaranty.

“Repo Guaranty” means the guaranty by the Repo Guarantor, dated as of the Closing Date, as amended, restated, supplemented or otherwise modified from time to time, pursuant to which the Repo Guarantor fully and unconditionally guarantees the obligations of the Repo Seller hereunder.

“Repo Seller” has the meaning assigned to such term in the preamble to this Agreement and includes its permitted successors and assigns.

“Repo Seller Termination Option” means the option of the Repo Seller to terminate this Agreement and repurchase all Purchased Assets upon: (a) the Administrative Agent’s determination, in its sole discretion, that the Buyer has incurred or shall incur costs in connection with those matters set forth in Sections 2.09 or 2.10 and (b) the Buyer’s request that the Repo Seller pay to the Buyer those costs in connection therewith.

“Repurchase Assets” has the meaning set forth in Section 4.02(c).

“Repurchase Date” means the earlier of (i) the Termination Date or (ii) the date requested by the Repo Seller on which the Repurchase Price is paid pursuant to Section 2.03.

“Repurchase Price” means the price at which Purchased Assets are to be transferred from the Buyer to the Repo Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price for such Purchased Assets and the accrued but unpaid Price Differential as of the date of such determination.

“Requirement of Law” means, with respect to any Person, any law, treaty, rule or regulation or determination of an arbitrator, a court or other Governmental Authority, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Required Amount” means, as of any date of determination, the amount necessary to satisfy the Repo Seller’s Obligations on the next Price Differential Payment Date from the applicable Dedicated Account relating to a Corporate Advance or Escrow Advance in accordance with Section 2.06(a).

“Responsible Officer” means as to any Person, the chief executive officer or, with respect to financial matters, the chief financial officer or treasurer of such Person, or with respect to the Repo Seller, the officers listed on Schedule 3 hereto; provided, that in the event any such officer is unavailable at any time he or she is required to take any action hereunder, “Responsible Officer” shall mean any officer authorized to act on such officer’s behalf as demonstrated by a corporate resolution.

“Revolving Period” means the period from and including the Closing Date to but not including the earliest to occur of (a) the Termination Date, (b) an Early Amortization Event, (c) an Event of Default, or (d) such earlier date on which the obligations of the Buyer under this Agreement shall have terminated pursuant to the terms of this Agreement.

“Roll-up Agreement” has the meaning assigned to such term in the Pricing Side Letter.

“Sanctions” means any sanctions administered or enforced by OFAC, the U.S. Department of State, the U.S. Department of Commerce, the United Nations Security Council, the European Union or Her Majesty’s Treasury.

“SEC” means the United States Securities and Exchange Commission, or any successor thereto.

“Servicer” means PMC in all its capacities as (i) a Fannie Mae approved seller/servicer under the Fannie Mae Lender Contract and as servicer under the Fannie Mae Lender Contract of the related Mortgage Loans, and any successor servicer approved by Fannie Mae under the Fannie Mae Lender Contract, and (ii) a Freddie Mac approved seller/servicer under the Freddie Mac Guide of the related Mortgage Loans and any successor servicer approved by Freddie Mac under the Freddie Mac Guide.

“Servicing Contract” means, collectively, (a) with respect to Fannie Mae, the Fannie Mae Designated Servicing Contract, as defined in the Participation Agreement (Fannie Mae); and (b) with respect to Freddie Mac, the Freddie Mac Designated Servicing Contract, as defined in the Participation Agreement (Freddie Mac). Without limiting the generality of the foregoing, any reference herein to a “Servicing Contract” shall be deemed to include the applicable Agency Agreement.

“Servicing MAE Event” means any change to the related Servicing Contract (or any and all instruments, agreements, invoices or other writings which give rise to or otherwise evidence any of the Advance Reimbursement Rights) that would result in a Material Adverse Effect on the Servicer.

“STE Measurement Period” has the meaning set forth in Section 7.01(y)(ii).

“Structuring Fee” has the meaning assigned to the term in the Pricing Side Letter.

“Subject Mortgages” means all loans which are now being serviced or which may later be serviced by the Servicer pursuant to the related Servicing Contract.

“Subservicer” with respect to a Servicing Contract, any subservicer engaged by the Servicer to subservice the Mortgage Loans relating to such Servicing Contract so long as such subservicing arrangement relating to such Servicing Contract is subject to an Eligible Subservicing Agreement and such subservicer is acceptable to the Administrative Agent, in its sole discretion, which shall not be unreasonably withheld; provided, each of (i) PLS in its capacity as subservicer under the PLS Subservicing Agreement, and (ii) the Backup Subservicer, so long as (A) no Material Adverse Event has occurred, as determined by the Administrative Agent in its sole discretion and (B) an Eligible Subservicing Agreement is executed and delivered to the Administrative Agent, is so approved by the Administrative Agent as a Subservicer.

“Subservicer Side Letter Agreement” the Subservicer Acknowledgment Agreement, dated as of August 7, 2020, among the Servicer, PLS and the Administrative Agent.

“Subservicer Termination Event” occurs when:

(i) the Servicer has terminated the Person acting as Subservicer and has not either (a) taken over the servicing of such Mortgage Loans itself or (b) (i) identified a replacement within thirty (30) days that meets the criteria of a Subservicer and (ii) replaced the Subservicer with such Subservicer within sixty (60) days under an Eligible Subservicing Agreement; or

(ii) in the case of PLS, if (a) PLS ceases to be a seller/servicer approved by Fannie Mae, Freddie Mac or a lender approved by HUD, (b) PLS has been suspended or is no longer an approved seller/servicer by Fannie Mae, Freddie Mac, or HUD, as applicable, on and after the date on which PLS first obtained such approval from Fannie Mae, Freddie Mac or HUD, as applicable or (c) PLS is under review or investigation outside of due course and has knowledge of imminent or future investigation outside of due course, by Fannie Mae, Freddie Mac, or HUD on and after the date on which PLS became a Fannie Mae, Freddie Mac or HUD approved seller/servicer or lender, as the context may require, and the Servicer has not either (x) taken over the servicing of such Mortgage Loans or (y) (i) identified a replacement within thirty (30) days that meets the criteria of a Subservicer and (ii) replaced PLS with such Subservicer within sixty (60) days under an Eligible Subservicing Agreement.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Taxes” means any and all present or future taxes (including social security contributions and value added taxes), levies, imposts, duties (including stamp duties), deductions, charges (including ad valorem charges), withholdings (including backup withholding), assessments, fees or other charges of any nature whatsoever imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” has the meaning assigned to such term in the Pricing Side Letter.

“Transaction” means a transaction pursuant to which the Repo Seller transfers each Participation Certificate to the Buyer, or provides the Buyer notice that the Asset Base has increased, in each case, against the transfer of funds by the Buyer, with a simultaneous agreement by the Buyer to transfer such Participation Certificate back to the Repo Seller at a date certain or on demand, against the transfer of funds by the Repo Seller.

“Transaction Notice” has the meaning assigned to such term in Section 2.02(a).

“Transaction Register” has the meaning assigned to such term in Section 9.03(b).

“Transferee” has the meaning set forth in Section 9.02(b).

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect on the Closing Date in the State of New York or the Uniform Commercial Code as in effect in the applicable jurisdiction.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

Section 1.02 Other Defined Terms and Rules of Construction. Any capitalized terms used and not defined herein shall have the meaning set forth in the Participation Agreement:

(i) reference to and the definition of any document (including this Agreement) shall be deemed a reference to such document as it may be amended or modified from time to time;

(ii) all references to an “Article,” “Section,” “Schedule” or “Exhibit” are to an Article or Section hereof or to a Schedule or an Exhibit attached hereto;

(iii) defined terms in the singular shall include the plural and vice versa and the masculine, feminine or neuter gender shall include all genders;

(iv) the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(v) unless otherwise specified herein, the term “or” has the inclusive meaning represented by the term “and/or” and the term “including” is not limiting;

(vi) in the computation of periods of time from a specified date to a later specified date, unless otherwise specified herein, the words “commencing on” mean “commencing on and including,” the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”;

(vii) periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed and references in this Agreement to months and years shall be to calendar months and calendar years unless otherwise specified;

(viii) accounting terms not otherwise defined herein and accounting terms partly defined herein to the extent not defined, shall have the respective meanings given to them under GAAP;

(ix) “including” and words of similar import will be deemed to be followed by “without limitation”;

(x) references to any statute, law, rule or regulation shall be deemed a reference to such statute, law, rule or regulation as it may be amended or modified from time to time;

(xi) all references to payments or deliveries of “cash” shall be understood to mean “immediately available funds” or “available funds held in a deposit account,” as the context may require; and

(xii) the Repo Seller’s or Repo Guarantor’s obligation to deliver any report or information under this Agreement or any Program Agreement shall be deemed to have been satisfied if, and as of such date, such report or information is filed with the SEC pursuant to the SEC’s Electronic Data Gathering & Analysis Recovery system.

ARTICLE II

GENERAL TERMS

Section 2.01 Transactions. Subject to the terms and conditions hereof, the Buyer may agree from time to time to enter into Transactions with the Repo Seller for the applicable Purchase Price not to exceed the Maximum Purchase Price. The Buyer shall have no commitment or obligation to enter into Transactions in connection with any Participation Certificate. During the Revolving Period, the Repo Seller may request Transactions, the Repo Seller may pay the Repurchase Price in whole or in part at any time during such period without penalty, and additional Transactions may be entered into in accordance with the terms and conditions hereof.

Section 2.02 Procedure for Entering into Transactions.

(a) The Repo Seller may enter into Transactions with the Buyer under this Agreement on any Purchase Date; provided, that the Repo Seller shall have given the Buyer notice (each, a “Transaction Notice”), which notice (i) shall be substantially in the form of Exhibit A, which form may be modified from time to time by the Administrative Agent in its reasonable discretion; provided that the Administrative Agent may modify such form any time as necessary in its sole discretion (exercised in good faith) to comply with Applicable Law, (ii) shall be signed by a Responsible Officer of the Repo Seller and be received by the Buyer prior to 2:00 p.m. (New York time) two (2) Business Days prior to the related Purchase Date, and (iii) shall specify the information required in Exhibit A and any additional information requested by the Administrative Agent. Each Transaction Notice on any Purchase Date shall be in an amount equal to at least $500,000.

(b) If the Repo Seller shall deliver to the Buyer a Transaction Notice that satisfies the requirements of Section 2.02(a), the Buyer will notify the Repo Seller of its intent to remit the requested Purchase Price one (1) Business Day prior to the requested Purchase Date. If the Buyer has confirmed its intent to remit the requested Purchase Price and all applicable conditions precedent set forth in Article V have been satisfied on or prior to the Purchase Date, then subject to the foregoing, on the Purchase Date, the Buyer shall remit the amount of the requested Purchase Price in U.S. Dollars and in immediately available funds to the account of the Repo Seller specified in the Transaction Notice.

(c) Upon entering into each Transaction hereunder, the Asset Schedule shall be deemed automatically updated to include each of the Assets listed on the Asset Schedule attached to the Transaction Notice.

Section 2.03 Repurchase; Payment of Repurchase Price; Price Differential.

(a) The Repo Seller hereby agrees to repurchase the Purchased Assets and pay the Repurchase Price and all outstanding Obligations on the Termination Date.

(b) By notifying the Buyer in writing at least one (1) Business Day in advance, the Repo Seller shall be permitted, at its option, to prepay, subject to Section 2.12, the Purchase Price in whole or in part at any time, together with accrued and unpaid Price Differential on the amount so prepaid. Any such prepayment may be made from the Repo Seller’s own funds or through the application of amounts on deposit in the applicable Dedicated Account, provided that there is no existing Margin Deficit or the application of such amounts from the applicable Dedicated Account would not otherwise result in a Margin Deficit.

(c) Within three (3) Business Days following the end of each Price Differential Period (the “Price Differential Statement Date”), the Buyer will provide an invoice of all accrued and unpaid Price Differential on the Transactions for the related Price Differential Period, and the Repo Seller hereby agrees to pay to the Buyer on each Price Differential Payment Date the amount of Price Differential set forth on such statement.

If the Buyer fails to deliver such statement on the Price Differential Statement Date, the Repo Seller shall pay the amount which the Repo Seller calculates as the Price Differential due for the related Price Differential Period. Upon delivery of the statement, the Repo Seller shall remit to the Buyer any shortfall, or the Buyer shall refund to the Repo Seller any excess, in the Price Differential paid. The Price Differential accrue each day on the Purchase Price at a rate per annum.

(d) In addition to the payment of the Price Differential, on each Price Differential Payment Date, the Repo Seller hereby promises to pay to the Buyer all accrued and unpaid amounts representing Expenses, if any.

Section 2.04 Margin Maintenance.

(a) If at any time the aggregate outstanding amount of the Purchase Price of the Participation Certificates subject to all Transactions is greater than the sum of (i) the Asset Base plus (ii) any collections relating to Advance Reimbursement Amounts on deposit in the Dedicated Account, after taking into account any Transaction being effected on such date (such excess, a “Margin Deficit”), then the Buyer may, by notice to the Repo Seller, require the Repo Seller to transfer to the Buyer cash in an amount at least equal to the Margin Deficit (such requirement, a “Margin Call”).

(b) Notice delivered pursuant to Section 2.04(a) may be given by any written or electronic means. With respect to a Margin Call, any notice given before 5:00 p.m. (New York City time) on a Business Day shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. (New York City time) on the following Business Day. With respect to a Margin Call, any notice given on or after 5:00 p.m. (New York City time) on a Business Day shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. (New York City time) on the second (2nd) Business Day following the date of such notice. The foregoing time requirements for satisfaction of a Margin Call are referred to as the “Margin Deadlines.” The failure of the Buyer, on any one or more occasions, to exercise its rights hereunder, shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of the Buyer to do so at a later date. The Repo Seller and the Buyer each agree that a failure or delay by the Buyer to exercise its rights hereunder shall not limit or waive the Buyer’s rights under this Agreement or otherwise existing by law or in any way create additional rights for the Repo Seller.

(c) In the event that a Margin Deficit exists, the Buyer may retain any funds received by it to which the Repo Seller would otherwise be entitled hereunder and may, at the Buyer’s sole and exclusive election, apply such funds against such Margin Deficit or against the Purchase Price. Notwithstanding the foregoing, the Buyer retains the right, in its sole discretion, to make a Margin Call in accordance with the provisions of this Section 2.04.

Section 2.05 Payment Procedure. The Repo Seller absolutely, unconditionally, and irrevocably, shall make, or cause to be made, all payments required to be made by the Repo Seller to the Buyer hereunder to the Buyer Account. The Repo Seller shall deposit or cause to be deposited all amounts constituting collection, payments and proceeds of each Participation Certificate (including all fees and proceeds of sale to a third party) to the applicable Dedicated Account within two (2) Business Days of receipt thereof.

Section 2.06 Application of Payments.

(a) On each Price Differential Payment Date prior to the occurrence of an Early Amortization Event or an Event of Default, all amounts deposited into the applicable Dedicated Account from and after the immediately preceding Price Differential Payment Date shall be applied with respect to the related Purchased Asset as follows:

(i) first, to the payment of any accrued and unpaid Price Differential owing;

(ii) second, to the payment of Purchase Price outstanding to satisfy any Margin Deficit owing;

(iii) third, to payment of all other costs, fees, and Expenses payable to the Buyer pursuant to this Agreement; and

(iv) fourth, any remainder to the Repo Seller.

(b) Notwithstanding the preceding provisions, if an Early Amortization Event or an Event of Default shall have occurred hereunder, all funds related to each Participation Certificate shall be applied as follows:

(i) first, to the payment of any accrued and unpaid Price Differential owing;

(ii) second, to the payment of Purchase Price until reduced to zero;

(iii) third, to payment of all other costs, fees, Expenses and Obligations payable to the Buyer pursuant to this Agreement; and

(iv) fourth, any remainder to the Repo Seller.

Section 2.07 Use of Purchase Price. The Purchase Price proceeds shall be used by the Repo Seller (i) in the case of any Purchase Price paid in order to enable the Repo Seller to disburse an Delinquency Advance, solely for the purpose of disbursing such Delinquency Advance(s), all in accordance with the terms and provisions of the applicable Agency Agreement, and (ii) otherwise to restore liquidity to the Repo Seller for any Advances it has previously made.

Section 2.08 Recourse. Notwithstanding anything else to the contrary contained or implied herein, in any other Program Agreement or any Agency Agreement, the Buyer shall have full, unlimited recourse against the Repo Seller and its assets in order to satisfy the Obligations.

Section 2.09 Requirements of Law.

(a) If any Requirement of Law or any change in the interpretation or application thereof or compliance by the Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the Closing Date:

(i) shall subject the Buyer to any Taxes (other than (A) Indemnified Taxes, (B) Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

(ii) shall impose, modify or hold any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, or other extensions of credit by, or any other acquisition of funds by, any office of the Buyer which is not otherwise included in the determination of the Price Differential hereunder; or

(iii) shall impose on the Buyer any other condition (other than Taxes);

and the result of any of the foregoing is to increase the cost to the Buyer, by an amount which the Administrative Agent deems to be material, of entering, continuing or maintaining this Agreement, any other Program Agreement or the Agency Agreements, the Transactions or to reduce any amount due or owing hereunder in respect thereof, then, in any such case, the Repo Seller shall promptly pay the Buyer such additional amount or amounts as calculated by Administrative Agent in good faith as will compensate the Buyer for such increased cost or reduced amount receivable; provided that (i) the Buyer shall make such determinations hereunder consistent with its determinations with respect to other repurchase facilities that are substantially similar with similarly situated counterparties and with substantially similar assets subject thereto which result in substantially similar increased costs to the Buyer and (ii) the Repo Seller shall have the right to exercise the Repo Seller Termination Option in its sole discretion if Administrative Agent determines and notifies the Repo Seller of the existence of such increased cost to the Buyer.

(b) If Administrative Agent shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by the Buyer or any corporation Controlling the Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the Closing Date shall have the effect of reducing the rate of return on the Buyer’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which the Buyer or such corporation could have achieved but for such adoption, change or compliance (taking into consideration the Buyer’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by Administrative Agent to be material, then from time to time, the Repo Seller shall promptly pay to the Buyer such additional amount or amounts as will compensate the Buyer for such reduction; provided that (i) Administrative Agent shall make such determinations hereunder consistent with its determinations with respect to other repurchase facilities that are substantially similar with similarly situated counterparties and with substantially similar assets subject thereto which result in substantially similar increased costs to the Buyer and (ii) the Repo Seller shall have the right to exercise the Repo Seller Termination Option in its sole discretion if Administrative Agent determines and notifies the Repo Seller of the existence of such an increased cost to the Buyer.

(c) If the Buyer becomes entitled to claim any additional amounts pursuant to this Section 2.09, it shall promptly notify the Repo Seller of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section 2.09 submitted by the Buyer to the Repo Seller shall be conclusive in the absence of manifest error.

(d) Failure or delay on the part of the Buyer to demand compensation pursuant to this Section 2.09 shall not constitute a waiver of the Buyer’s right to demand such compensation; provided that the Repo Seller shall not be required to compensate the Buyer pursuant to this Section 2.09 for any additional amounts incurred or reductions suffered more than six (6) months prior to the date that the Buyer notifies the Repo Seller of the change in any Requirement of Law giving rise to such additional amounts or reductions, and of the Buyer’s intention to claim compensation therefor (except that, if the change in any Requirement of Law giving rise to such additional amounts or reductions is retroactive, then the six (6)-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 2.10 Taxes.

(a) Any and all payments by or on behalf of the Repo Seller under or in respect of this Agreement or any other Program Agreements to which the Repo Seller is a party shall be made free and clear of, and without deduction or withholding for or on account of any Taxes, except as required by any applicable Requirement of Law. If the Repo Seller shall be required under any applicable Requirement of Law (as determined in the good faith discretion of the Repo Seller or an applicable withholding agent) to deduct or withhold any Taxes from or in respect of any sum payable under or in respect of this Agreement or any of the other Program Agreements to the Buyer, (i) the Repo Seller shall make all such deductions and withholdings in respect of Taxes, (ii) the Repo Seller shall pay the full amount deducted or withheld in respect of Taxes to the relevant taxation authority or other Governmental Authority in accordance with any applicable Requirement of Law, and (iii) to the extent the withheld or deducted Tax is an Indemnified Tax, the sum payable by the Repo Seller shall be increased as may be necessary so that after the Repo Seller has made all required deductions and withholdings (including deductions and withholdings applicable to additional amounts payable under this Section 2.10) the Buyer receives an amount equal to the sum it would have received had no such deductions or withholdings been made.

(b) The Repo Seller hereby agrees to pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Buyer reimburse it for the payment of, any Other Taxes.

(c) The Repo Seller hereby agrees to indemnify the Buyer for any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.10) payable or paid by Administrative Agent or the Buyer or required to be withheld or deducted from a payment to the Buyer and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Amounts payable by the Repo Seller under the indemnity set forth in this Section 2.10(c) shall be paid within ten (10) days from the date on which the Buyer makes written demand therefor.

(d) Without prejudice to the survival of any other agreement of the Repo Seller hereunder, each party’s obligations contained in this Section 2.10 shall survive the termination of this Agreement and the other Program Agreements, any assignment of rights by or the replacement of a Buyer, the resignation or replacement of the Administrative Agent, and the satisfaction or discharge of all obligations under any Program Agreement. Nothing contained in Section 2.10(c) or this Section 2.10(d) shall require any Buyer to make available any of its tax returns or any other information that it deems to be confidential or proprietary.

(e) Administrative Agent shall and shall cause each Buyer to deliver to the Repo Seller, at the time or times reasonably requested by the Repo Seller, such properly completed and executed documentation reasonably requested by the Repo Seller or the Administrative Agent as will permit payments to be made under this Agreement and the other Program Agreements to be made without withholding or at a reduced rate of withholding. In addition, the Administrative Agent shall and shall cause each Buyer, if reasonably requested by the Repo Seller, to deliver such other documentation prescribed by Applicable Law or reasonably requested by the Repo Seller as will enable the Repo Seller to determine whether or not Administrative Agent or such Buyer is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.10(e)(A), (B) and (D) below) shall not be required if in the Buyer’s reasonable judgment such completion, execution or submission would subject such Buyer to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Buyer. Without limiting the generality of the foregoing, in the event that the Repo Seller is a U.S. seller:

(A) in the case of a Buyer or Buyer assignee or participant which is a U.S. Person, Administrative Agent shall and shall cause each Buyer, Buyer assignee or participant to deliver to the Repo Seller an executed copy of IRS Form W-9 certifying that it is exempt from U.S. federal backup withholding tax;

(B) in the case of a Buyer or Buyer assignee or participant which is not a U.S. Person, Administrative Agent shall and shall cause each Buyer, Buyer assignee or participant to deliver to the Repo Seller, to the extent the Buyer, the Buyer assignee or participant is legally entitled to do so (in such number of copies as shall be requested by the Repo Seller), whichever of the following is applicable:

(I) in the case of a Buyer or Buyer assignee or participant claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under this Agreement or any Program Agreement, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under this Agreement or any Program Agreement, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II) executed copies of IRS Form W-8ECI;

(III) in the case of a Buyer or Buyer assignee or participant claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit C-1 to the effect that such the Buyer, Buyer assignee or participant is not a “bank” within the meaning of section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Repo Seller within the meaning of section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Repo Seller as described in section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W 8BEN-E; or

(IV) to the extent a Buyer, Buyer assignee or participant is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W 8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibits D-2 or D-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Buyer, Buyer assignee or participant is a partnership and one or more direct or indirect partners of such the Buyer, Buyer assignee or participant are claiming the portfolio interest exemption, such the Buyer, Buyer assignee or participant may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner;

(C) any Buyer, Buyer assignee or participant that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Repo Seller (in such number of copies as shall be requested by the Repo Seller) on or about the date on which such the Buyer, Buyer assignee or participant becomes a Buyer, Buyer assignee or participant under this Agreement or any other Program Agreement (and from time to time thereafter upon the reasonable request of the Repo Seller), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Repo Seller to determine the withholding or deduction required to be made; and

(D) if a payment made to a Buyer or the Buyer assignee or participant under this Agreement or any other Program Agreement would be subject to U.S. federal withholding tax imposed by FATCA if such Buyer or assignee or participant were to fail to comply with the applicable reporting requirements of FATCA (including those contained in section 1471(b) or 1472(b) of the Code, as applicable), Administrative Agent on behalf of such Buyer or assignee or participant shall deliver to the Repo Seller at the time or times prescribed by law and at such time or times reasonably requested by the Repo Seller such documentation prescribed by Applicable Law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Repo Seller as may be necessary for the Repo Seller to comply with its obligations under FATCA and to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 2.10(e)(D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

The applicable IRS forms referred to above in this Section 2.10(e) shall be delivered by Administrative Agent on behalf of each applicable Buyer or Buyer assignee or participant on or prior to the date on which such person becomes a Buyer or Buyer assignee or participant under this Agreement, as the case may be, and upon the obsolescence or invalidity of any IRS form previously delivered by it hereunder.

(f) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-

pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

Section 2.11 Indemnity. Without limiting, and in addition to, the provisions of Section 10.02, the Repo Seller agrees to indemnify the Buyer and to hold the Buyer harmless from any loss or expense that the Buyer may sustain or incur as a consequence of (i) a default by the Repo Seller in payment when due of the Repurchase Price or Price Differential or (ii) a default by the Repo Seller in making any prepayment of Repurchase Price after the Repo Seller has given a notice thereof in accordance with Section 2.03.

Section 2.12 [Reserved].

Section 2.13 Structuring Fee. The Repo Seller shall pay the Structuring Fee as specified in the Pricing Side Letter. Such payment shall be made in Dollars, in immediately available funds, without deduction, set off or counterclaim, to the Buyer at such account designated in writing by the Buyer.

Section 2.14 Termination.

(a) Notwithstanding anything to the contrary set forth herein, if a Repo Seller Termination Option occurs, the Repo Seller may, upon five (5) Business Days’ prior written notice of such event, terminate this Agreement and the Termination Date shall be deemed to have occurred (upon the expiration of such five (5) Business Day period).

(b) In the event that a Repo Seller Termination Option as described in clause (a) of the definition thereof has occurred and the Repo Seller has notified the Buyer in writing of its option to terminate this Agreement, the Buyer shall have the right to withdraw such request for payment within three (3) Business Days of the Repo Seller’s notice of its exercise of the Repo Seller Termination Option and the Repo Seller shall no longer have the right to terminate this Agreement.

(c) Upon the occurrence of an Early Amortization Event, the Revolving Period shall terminate and the Repo Seller shall pay to the Buyer on each Price Differential Payment Date, beginning on the next Price Differential Payment Date following such occurrence, during the Early Amortization Period, one-third (1/3) of the Early Amortization Amount.

(d) For the avoidance of doubt, the Repo Seller shall remain responsible for all costs actually incurred by the Buyer pursuant to Sections 2.09 and 2.10.

Section 2.15 Additional Participation Agreements and Participation Certificates.    In the event that the Repo Seller seeks to enter into a Transaction with respect to a Participation Agreement or Participation Certificate not listed on Schedule 2 hereto, the Repo Seller shall deliver a written request to Administrative Agent on behalf of the Buyer, together with the proposed Participation Agreement, Participation Certificate and applicable Agency Agreement, each of which shall be subject to the approval of the Administrative Agent in its sole discretion and the applicable Agency in accordance with the terms and provisions of the applicable Agency Agreement. The Buyer may, but shall have no commitment or obligation, to enter into a Transaction with respect to any such Participation Agreement or Participation Certificate. Prior to the Buyer entering into any such Transaction, Administrative Agent shall have received the Repo Seller’s written request, the fully executed applicable Agency Agreement, the Participation Agreement, the Participation Certificate, and UCC3 amendment (which shall be filed in the appropriate jurisdiction) each acceptable to the Administrative Agent in its sole discretion. Upon consummation of such Transaction, the Asset Schedule and Schedule 2 shall be updated to include each additional Participation Agreement and Participation Certificate identified thereon.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

PMC, in its capacity as the Repo Seller and, with respect to each applicable Agency Agreement, as the Servicer, represents and warrants to the Buyer as of the Closing Date and as of each Purchase Date for any Transaction that:

Section 3.01 Repo Seller Existence. The Repo Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization.

Section 3.02 Licenses. The Repo Seller is duly licensed or is otherwise qualified in each jurisdiction in which it transacts business for the business which it conducts and is not in default of any applicable federal, state or local laws, rules and regulations unless, in either instance, the failure to take such action is not reasonably likely (either individually or in the aggregate) to cause a Material Adverse Effect, and is not in default of such state’s Applicable Laws. The Repo Seller has the requisite power and authority and legal right to own, sell and grant a lien on all of its right, title and interest in and to the Assets. The Repo Seller has the requisite power and authority and legal right to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of the Program Agreements and any Transaction Notice.

Section 3.03 Power. The Repo Seller has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect.

Section 3.04 Due Authorization. The Repo Seller has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Program Agreements, as applicable. The Servicer has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under the Agency Agreements. This Agreement, any Transaction Notice, the other Program Agreements and the Agency Agreements have been (or, in the case of Program Agreements, any Transaction Notice or the Agency Agreements not yet executed, will be) duly authorized, executed and delivered by the Repo Seller or the Servicer, as applicable, all requisite or other corporate action having been taken, and each is valid, binding and enforceable against the Repo Seller or the Servicer, as applicable, in accordance with its terms except as such enforcement may be affected by bankruptcy, by other insolvency laws, or by general principles of equity.

Section 3.05 Financial Statements.

(a) The Repo Seller has heretofore furnished to Administrative Agent a copy of (1) its balance sheet for the fiscal year of the Repo Seller ended December 31, 2019 and the related statements of income for such fiscal year, with the opinion thereon of a nationally recognized public accounting firm and (2) its balance sheet for the quarterly fiscal period of the Repo Seller ended March 31, 2020, and the related statements of income for the Repo Seller for such quarterly fiscal period. All such financial statements are accurate, complete and correct and fairly present, in all material respects, the financial condition of the Repo Seller (subject to normal year-end adjustments) and the results of its operations as at such dates and for such fiscal periods, all in accordance with GAAP applied on a consistent basis, and to the best of the Repo Seller’s knowledge, do not omit any material fact as of the date(s) thereof. Since December 31, 2019, there has been no material adverse change in the consolidated business, operations or financial condition of the Repo Seller from that set forth in said financial statements nor is the Repo Seller aware of any state of facts which (with notice or the lapse of time) would or could result in any such material adverse change. the Repo Seller has no liabilities, direct or indirect, fixed or contingent, matured or unmatured, known or unknown, or liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheet and related statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of the Repo Seller except as heretofore disclosed to the Buyer in writing.

(b) The Repo Seller has heretofore caused the Repo Guarantor to furnished to Administrative Agent copy of (1) its balance sheet for the fiscal year of the Repo Guarantor ended December 31, 2019 and the related statements of income for the Repo Guarantor for such fiscal year, with the opinion thereon of a nationally recognized public accounting firm and (b) its balance sheet for the quarterly fiscal period of the Repo Guarantor ended March 31, 2020, and the related statements of income for the Repo Guarantor for such quarterly fiscal period. All such financial statements are accurate, complete and correct and fairly present, in all material respects, the financial condition of the Repo Guarantor (subject to normal year-end adjustments) and the results of its operations as at such dates and for such fiscal periods, all in accordance with GAAP applied on a consistent basis, and to the best of the Repo Seller’s knowledge, do not omit any material fact as of the date(s) thereof. Since December 31, 2019, there has been no material adverse change in the consolidated business, operations or financial condition of the Repo Guarantor from that set forth in said financial statements nor is the Repo Seller aware of any state of facts which (with notice or the lapse of time) would or could result in any such material adverse change. The Repo Guarantor has no liabilities, direct or indirect, fixed or contingent, matured or unmatured, known or unknown, or liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheet and related statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of the Repo Guarantor except as heretofore disclosed to the Buyer in writing.

Section 3.06 No Early Amortization Event or Event of Default. There exists no (i) Early Amortization Event, or (ii) Event of Default under Section 7.01 hereof, which default gives rise to a right to accelerate indebtedness as referenced in Section 7.03 hereof, under any mortgage, borrowing agreement or other instrument or agreement pertaining to indebtedness for borrowed money or to the repurchase of mortgage loans or securities.

Section 3.07 Solvency. The Repo Seller is solvent and will not be rendered insolvent by any Transaction and, after giving effect to such Transaction, will not be left with an unreasonably small amount of capital with which to engage in its business. The Repo Seller does not intend to incur, nor believes that it has incurred, debts beyond its ability to pay such debts as they mature and is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of such entity or any of its assets. The Repo Seller is not selling and/or pledging any Repurchase Assets to Administrative Agent with any intent to hinder, delay or defraud any of its creditors.

Section 3.08 No Conflicts. The execution, delivery and performance by (i) the Repo Seller of this Agreement, any Transaction Notice, and the other Program Agreements, and (ii) the Servicer of the Agency Agreements, do not conflict with any term or provision of the organizational documents of the Repo Seller or the Servicer, as applicable, or any law, rule, regulation, order, judgment, writ, injunction or decree applicable to the Repo Seller or the Servicer, as applicable, of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Repo Seller or the Servicer, as applicable, which conflict would have a Material Adverse Effect and will not result in any violation of any such mortgage, instrument, agreement or obligation to which the Repo Seller is a party or any Servicing Contract to which the Servicer is a party.

Section 3.09 True and Complete Disclosure. All information, reports, exhibits, schedules, financial statements or certificates of the Repo Seller, the Servicer, or any Affiliate thereof or any of their officers furnished or to be furnished to Administrative Agent or the Buyer in connection with the initial or any ongoing due diligence related to this Agreement of the Repo Seller, the Servicer, or any Affiliate or officer thereof, negotiation, preparation, or delivery of the Program Agreements and the Agency Agreements are true and complete in all material respects and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading. All financial statements have been prepared in accordance with GAAP.

Section 3.10 Approvals. No consent, approval, authorization or order of, registration or filing with, or notice to any Governmental Authority or court is required under Applicable Law in connection with the execution, delivery and performance by the Repo Seller of this Agreement, any Transaction Notice, and other Program Agreements, except (with respect to the Servicer) for the Agency Agreements and any filings and recordings in respect of the Liens created pursuant to the Program Agreements.

Section 3.11 Litigation. There is no action, proceeding or investigation pending with respect to which the Repo Seller or the Servicer, as applicable (or to best of the Repo Seller’s knowledge, the Repo Guarantor) has received service of process or, to the best of the Repo Seller’s or the Servicer’s, as applicable (or to best of the Repo Seller’s knowledge, the Repo Guarantor’s) knowledge threatened against it before any court, administrative agency or other tribunal (A) asserting the invalidity of this Agreement, any Transaction, Transaction Notice, any Program Agreement, or any Agency Agreement (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, any Transaction, any Transaction Notice, any Program Agreement, or any Agency Agreement, (C) making a claim individually or in the aggregate in an amount greater than five percent (5%) of (i) with respect to the Repo Seller, the Repo Seller’s Net Worth, or (ii) with respect to the Repo Guarantor, the Repo Guarantor’s Net Worth, (D) which requires filing with the SEC in accordance with the 1934 Act or any rules thereunder, (E) which has resulted in the voluntary or involuntary suspension of a license, a cease and desist order, or such other action as could adversely impact the Repo Seller’s business, or (F) which might materially and adversely affect the validity of the Purchased Assets or the performance by it of its obligations under, or the validity or enforceability of, this Agreement, any Transaction Notice, any Program Agreement, or any Agency Agreement.

Section 3.12 Material Adverse Change. There has been no material adverse change in the business, operations, financial condition, properties or prospects of the Repo Seller or its Affiliates since the date set forth in the most recent financial statements supplied to the Buyer that is reasonably likely to have a Material Adverse Effect on the Repo Seller.Section 3.13 Ownership. In each case subject to the priority interest of Freddie Mac or, in the case of Repurchase Assets relating to Fannie Mae Mortgage Loans, the Fannie Mae Requirements, as applicable:

(a) the Repo Seller or the Servicer, as applicable, has good title to all of the Repurchase Assets, free and clear of all mortgages, security interests, restrictions, Liens and encumbrances of any kind other than the Liens created hereby or contemplated herein;

(b) each item of the Repurchase Assets was acquired by the Repo Seller in the ordinary course of its business, in good faith, for value and without notice of any defense against or claim to it on the part of any Person;

(c) there are no agreements or understandings between the Repo Seller and any other party which would modify, release, terminate or delay the attachment of the security interests granted to the Buyer under this Agreement;

(d) the provisions of this Agreement are effective to create in favor of the Buyer a valid security interest in all right, title and interest of the Repo Seller in, to and under the Repurchase Assets;

(e) upon the filing of the financing statement on Form UCC1 naming Administrative Agent on behalf of the Buyer as “Secured Party” and the Repo Seller as “Debtor”, and describing the Repurchase Assets, in the recording offices of the Secretary of State of Delaware, the security interests granted hereunder in the Repurchase Assets will constitute fully perfected first priority security interests under the Uniform Commercial Code in all right, title and interest of the Repo Seller in, to and under such Repurchase Assets which can be perfected by filing under the Uniform Commercial Code; and

(f) subject to the terms and provisions of the applicable Participation Agreement, the Repo Seller has full right to sell each Participation Certificate to the Buyer, free and clear of any Adverse Claim and has full right and authority subject to not contest on participation of, or agreement of any other party, to sell each Participation Certificate pursuant to this Agreement and following the sale of each Participation Certificate, the Buyer will own such Participation Certificate free and clear of any mortgages, security interest, claim, equity, participation interest, restrictions, Liens and encumbrances of any kind other than the Liens created hereby or contemplated herein.

Section 3.14 The Servicing Contracts and Participation Agreements. The Buyer has received copies of each Servicing Contract and each Participation Agreement (including all exhibits and schedules referred to therein or delivered pursuant thereto), all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof and all agreements and other material documents relating thereto, and the Repo Seller hereby certifies that the copies delivered to the Buyer by the Repo Seller are true and complete. None of such documents has been amended, supplemented or otherwise modified (including waivers) since the respective dates thereof, except by amendments, copies of which have been delivered to the Buyer. Each such document to which the Repo Seller or the Servicer is a party has been duly executed and delivered by the Repo Seller or the Servicer, as applicable, and is in full force and effect, and no default or material breach has occurred and is continuing thereunder.

Section 3.15 Taxes. The Repo Seller and its Subsidiaries have timely filed all tax returns that are required to be filed by them and have paid all taxes except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Repo Seller and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Repo Seller, adequate.

Section 3.16 Investment Company. Neither the Repo Seller nor any of its Subsidiaries is an “investment company”, or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act; provided, however, that any entity that is under the management of PNMAC Capital Management LLC in its capacity as an “investment adviser” within the meaning of the Investment Advisers Act of 1940 and is otherwise not directly or indirectly owned or controlled by the Repo Seller shall not be deemed a “Subsidiary” for the purposes of this Section 3.16.

Section 3.17 Chief Executive Office; Jurisdiction of Organization. On the Closing Date, each of the Repo Seller’s and the Servicer’s chief executive office is, and has been, located at 3043 Townsgate Road, Suite 300, Westlake Village, CA 91361. On the date hereof, the Repo

Seller’s jurisdiction of organization is the State of Delaware. The Repo Seller shall provide the Administrative Agent with thirty (30) days’ advance notice of any change in the Repo Seller’s principal office or place of business, legal name or jurisdiction. The Repo Seller has no trade name. During the preceding five (5) years, the Repo Seller has not been known by or done business under any other name, corporate or fictitious, and has not filed or had filed against it any bankruptcy receivership or similar petitions nor has it made any assignments for the benefit of creditors.

Section 3.18 Location of Books and Records. The location where each of the Repo Seller and the Servicer keeps its books and records, including all computer tapes and records relating to the Repurchase Assets is its chief executive office.

Section 3.19 ERISA. Each Plan to which the Repo Seller or its Subsidiaries make direct contributions, and, to the knowledge of the Repo Seller, each other Plan and each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law.

Section 3.20 Servicing Facilities; Agency Approvals. The Servicer has adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same types as may from time to time constitute Mortgage Loans and in accordance with the Accepted Servicing Practices. The Servicer is a Fannie Mae and Freddie Mac approved seller/servicer. If and to the extent that any Mortgage Loan is a FHA Loan, USDA Loan or VA Loan, the Servicer is an FHA Approved Mortgagee and a VA Approved Lender. The Servicer is also approved, to the extent necessary, by the Secretary of HUD pursuant to Sections 203 and 211 of the National Housing Act. In each such case and to the extent applicable, the Servicer is in good standing with no event having occurred or the Servicer having any reason whatsoever to believe or suspect will occur, including a change in insurance coverage which would either make the Servicer unable to comply with the eligibility requirements for maintaining all such applicable approvals or require notification to Fannie Mae, Freddie Mac or, if applicable, to HUD, FHA, VA or USDA. Should the Servicer for any reason cease to possess all such applicable approvals, or should notification to Fannie Mae, Freddie Mac or, if applicable, to HUD, FHA, VA or USDA be required, the Repo Seller shall so notify the Buyer promptly in writing.

Section 3.21 Other Indebtedness. All Indebtedness (other than Indebtedness evidenced by this Agreement) of the Repo Seller existing on the Closing Date is listed on Schedule 3.21 hereto (the “Existing Indebtedness”).

Section 3.22 Agreements. Neither the Repo Seller nor any Subsidiary of the Repo Seller is a party to any agreement, instrument, or indenture or subject to any restriction materially and adversely affecting its business, operations, assets or financial condition, except as disclosed in the financial statements described in Section 3.05 hereof. Neither the Repo Seller nor any Subsidiary of the Repo Seller is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, instrument, or indenture which default could have a Material Adverse Effect on the business, operations, properties, or financial condition of the Repo Seller as a whole. No holder of any indebtedness of the Repo Seller or of any of its Subsidiaries has given notice of any asserted default thereunder.

Section 3.23 No Reliance. Each of the Repo Seller and the Servicer, as applicable, has made its own independent decisions to enter into the Program Agreements, the Agency Agreements and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including legal counsel and accountants) as it has deemed necessary. The Repo Seller is not relying upon any advice from the Buyer as to any aspect of the Transactions, including the legal, accounting or tax treatment of such Transactions.

Section 3.24 Plan Assets. The Repo Seller is not an employee benefit plan as defined in Section 3(3) of Title I of ERISA that is subject to Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code or any entity that is deemed to hold Plan Assets, and the Purchased Assets and Repurchase Assets are not Plan Assets. the Repo Seller is not subject to any state or local statute regulating investments or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA which would be violated by the Transactions contemplated hereunder.

Section 3.25 No Prohibited Persons. Neither the Repo Seller nor any of its Affiliates, officers, directors, partners or members, is an entity or person (or to the Repo Seller’s knowledge, owned or controlled by an entity or person): (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 (“EO13224”); (ii) whose name appears on OFAC’s most current list of “Specially Designated National and Blocked Persons” (which list may be published from time to time in various mediums including the OFAC website http://www.treasury.gov/ofac/downloads/t11sdn.pdf); (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO13224; or (iv) that is (1) the subject of any Sanctions or (2) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions; or (v) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses (i) through (iv) above are herein referred to as a “Prohibited Person”).

Section 3.26 Compliance with 1933 Act. Neither the Repo Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of any Participation Certificate, any interest in a Participation Certificate or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of any Participation Certificate, any interest in a Participation Certificate or any other similar security from, or otherwise approached or negotiated with respect to a Participation Certificate, any interest in a Participation Certificate or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of such Participation Certificate under the 1933 Act or which would render the disposition of such Participation Certificate a violation of Section 5 of the 1933 Act or require registration pursuant thereto.

Section 3.27 Eligible Assets. All Assets that are subject to a Transaction under this Agreement are Eligible Assets.

Section 3.28 Adherence to Accepted Servicing Practices. The Repo Seller shall (and shall cause the Servicer to) comply at all times with the Accepted Servicing Practices.

Section 3.29 Reimbursement of Escrow, Corporate Advance, and Delinquency Advances. The Repo Seller shall (or shall cause the Servicer to) withdraw Advance Reimbursement Amounts from the appropriate Escrow Custodial Account or Principal and Interest Custodial Account to reimburse any Escrow Advance, Corporate Advance, or Delinquency Advance within two (2) Business Days after receipt of amounts in such account that may be used to reimburse such Advances pursuant to the Freddie Mac Guide and/or Freddie Mac Purchase Documents, including but not limited to Section 8301.19 of the Freddie Mac Guide or Part A, Subpart A2, Chapter A2-1-01 (General Servicer Duties and Responsibilities) of the Fannie Mae Guide, or Chapter 2-04 of the Fannie Mae Investor Reporting Manual, as applicable.

Section 3.30 Reimbursement of Advances upon Transfer of Servicing. In connection with any sale or transfer of servicing under any Servicing Contract or with respect to any Designated Pool, the Servicer shall collect the total outstanding Advance Reimbursement Amounts relating to the applicable Servicing Contract or Designated Pool prior or contemporaneously with transferring servicing under the applicable Servicing Contract or Designated Pool, except that, in the case of an Advance Reimbursement Right related to a Delinquency Advance, a written agreement of the transferee that it will remit reimbursement of such outstanding Advance Reimbursement Amount for such Delinquency Advance by the next month’s remittance date shall suffice subject in all respects to the applicable Agency Agreement (including the limited payment subordination provided in the related Agency Agreement).

Section 3.31 Eligible Advance Reimbursement Rights. Each Advance Reimbursement Right is an Eligible Advance Reimbursement Right. Each Advance Reimbursement Right arises from an Advance for which the Repo Seller is entitled to reimbursement pursuant to the related Servicing Contract.

ARTICLE IV

CONVEYANCE; REPURCHASE ASSETS; SECURITY INTEREST

Section 4.01 Ownership. Upon payment of the Purchase Price and delivery of each Participation Certificate to the Buyer, the Buyer shall become the sole owner of the Purchased Assets and related Repurchase Assets, free and clear of any Adverse Claim.

Section 4.02 Security Interest.

(a) Although the parties intend (other than for U.S. federal Tax purposes) that all Transactions hereunder be sales and purchases and not loans in the event any such Transactions are deemed to be loans, and in any event, the Repo Seller hereby grants and pledges to Administrative Agent on behalf of the Buyer as security for the performance by the Repo Seller of its Obligations, a fully perfected first priority security interest in all of the Repo Seller’s right, title and interest in, to and under each of the following items of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, (subject to the terms of the Agency Agreements), is hereinafter referred to as the “Repurchase Assets”:

(i) each Participation Certificate identified on the Asset Schedule;

(ii) all Advance Reimbursement Rights and rights to reimbursement or payment of Assets and/or amounts due in respect thereof relating to Advances under the Participation Agreement;

(iii) any rights in each Dedicated Account and to the amounts on deposit therein;

(iv) all rights under the Participation Agreement;

(v) all records, instruments or other documentation evidencing any of the foregoing;

(vi) all “general intangibles,” “accounts,” “chattel paper,” “securities accounts,” “investment property,” “deposit accounts” and “money” as defined in the Uniform Commercial Code relating to or constituting any and all of the foregoing (including all of the Repo Seller’s rights, title and interest in and under the Participation Agreement); and

(vii) any and all replacements, substitutions, distributions on or proceeds of any and all of the foregoing.

Notwithstanding the foregoing, the following items of property shall not constitute Repurchase Assets until the Freddie Mac Effective Date: the Participation Agreement (Freddie Mac), including all rights thereunder, the related Participation Certificate and any Advance Reimbursement Rights and rights to reimbursement or payment of Assets and/or amounts due in respect thereof relating to Advances under the Participation Agreement (Freddie Mac), and each Dedicated Account (Freddie Mac), any and all replacements, substitutions, distributions on or proceeds of any and all of the foregoing (collectively, the “Freddie Mac Excluded Assets”).

Notwithstanding anything in this Agreement to the contrary or any other Program Agreement, in no event shall any Servicing Contract, or the mortgage servicing rights or servicing contract rights held by the Servicer pertaining to any Servicing Contract comprise or be considered either directly or indirectly a Repurchase Asset or an Asset. For the avoidance of doubt, the Servicer’s Advance Reimbursement Rights under the applicable Agency Guide and/or the Freddie Mac Purchase Documents, as applicable, are, under all circumstances, Repurchase Assets and Assets under this Agreement.

(b) The Repo Seller agrees to mark its computer records, tapes and other electronic medium to evidence the interests granted to the Administrative Agent on behalf of the Buyer hereunder.

(c) [Reserved].

(d) [Reserved].

(e) The foregoing provisions of this Section 4.02 are intended to constitute a security agreement or other arrangement or other credit enhancement related to this Agreement and the Transactions hereunder as defined under Sections 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.

Section 4.03 Further Documentation. At any time and from time to time, upon the reasonable written request of the Buyer or the Administrative Agent, and at the sole expense of the Repo Seller, the Repo Seller will promptly and duly execute and deliver, or will promptly cause to be executed and delivered, such further instruments and documents and take such further action as the Buyer or the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any applicable jurisdiction with respect to the Liens created hereby. The Repo Seller also hereby authorizes the Buyer and the Administrative Agent on behalf of the Buyer to file any such financing or continuation statement to the extent permitted by Applicable Law. Buyer acknowledges and agrees that the security interest created hereby is subject to the following provision to be included in each financing statement filed in respect hereof (defined terms used below shall have the meaning set forth in the Acknowledgment Agreement):

The Security Interest described herein is subordinate to all rights of Fannie Mae under (i) the terms of an Acknowledgment Agreement, with respect to the Security Interest among Fannie Mae, PMC (the “Debtor”), Credit Suisse First Boston Mortgage Capital LLC, PennyMac Mortgage Investment Trust and Credit Suisse AG, Cayman Islands Branch (the “Acknowledgment Agreement”), and (ii) the Mortgage Selling and Servicing Contract, the Fannie Mae Selling Guide, the Fannie Mae Servicing Guide and all supplemental servicing instructions or directives provided by Fannie Mae, all applicable master agreements, recourse agreements, repurchase agreements, indemnification agreements, loss-sharing agreements, and any other agreements between Fannie Mae and the Debtor, and all as amended, restated or supplemented from time to time (collectively, the “Fannie Mae Lender Contract”), which rights include the right of Fannie Mae to terminate the Fannie Mae Lender Contract with or without cause and the right to sell, or have transferred, the Servicing Rights.

Section 4.04 [Reserved].

Section 4.05 Changes in Locations, Name, etc. The Repo Seller shall not (a) change the location of its chief executive office/chief place of business from that specified in Section 3.17 or (b) change its jurisdiction of organization from the jurisdiction referred to in Section 3.13(e), or (c) change its name or identity, in each case unless it shall have given the Buyer and the Administrative Agent prior written notice thereof and shall have delivered to the Buyer and the Administrative Agent all Uniform Commercial Code financing statements and amendments thereto as the Buyer or the Administrative Agent shall request and taken all other actions deemed necessary by the Buyer or the Administrative Agent on behalf of the Buyer to continue its perfected status in the Repurchase Assets with the same or better priority.

Section 4.06 The Buyer’s Appointment as Attorney-in-Fact.

(a) The Repo Seller hereby irrevocably constitutes and appoints the Buyer and the Administrative Agent on behalf of the Buyer, and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Repo Seller and in the name of the Repo Seller or in its own name, from time to time in the Buyer’s discretion if an Event of Default shall have occurred and be continuing, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Repo Seller hereby gives the Buyer and the Administrative Agent the power and right, on behalf of the Repo Seller, without assent by, but with notice to, the Repo Seller to do the following:

(i) in the name of the Repo Seller or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any Repurchase Assets and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Buyer (or the Administrative Agent on behalf of the Buyer) for the purpose of collecting any and all such moneys due with respect to any Repurchase Asset whenever payable;

(ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Repurchase Assets;

(iii) communicate with investors and master servicers in respect of any of the Repurchase Assets in the same manner and with the same effect as if done by the Repo Seller; and

(iv) (A) to direct any party liable for any payment under any Repurchase Assets to make payment of any and all moneys due or to become due thereunder directly to the Buyer or as the Buyer or the Administrative Agent shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Repurchase Asset; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any of the Repurchase Assets; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Repurchase Assets or any portion thereof and to enforce any other right in respect of any Repurchase Assets; (E) to defend any suit, action or proceeding brought against the Repo Seller with respect to any Repurchase Assets; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Buyer may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Repurchase Assets as fully and completely as though the Buyer were the absolute owner thereof for all purposes, and to do, at the Buyer’s (or the Administrative Agent’s) option and the Repo Seller’s expense, at any time, and from time to time, all acts and things which the Buyer or the Administrative Agent deems necessary to protect, preserve or realize upon the Repurchase Assets and the Buyer’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as the Repo Seller might do.

(b) The Repo Seller hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable until such time as all Obligations have been paid in full and this Agreement is terminated.

(c) The Repo Seller also authorizes the Buyer and the Administrative Agent, at any time and from time to time, to execute, in connection with any sale provided for in Section 4.08 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Repurchase Assets.

(d) The powers conferred on the Buyer and the Administrative Agent are solely to protect the Buyer’s interests in the Repurchase Assets and shall not impose any duty upon the Buyer to exercise any such powers. The Buyer shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Buyer, the Administrative Agent, nor any of their officers, directors, or employees shall be responsible to the Repo Seller for any act or failure to act hereunder, except for the Buyer’s or the Administrative Agent’s own gross negligence or willful misconduct.

Notwithstanding anything to the contrary herein or any of the other Program Agreements, any appointment set forth in this Section 4.06, as well as the Buyer’s right to exercise or the exercise (or purported exercise) of any right, power or authority given by the Repo Seller hereunder, shall be subject in all respects to the applicable Agency Guide, the related Servicing Contract, the Freddie Mac Purchase Documents (as applicable) the Agency Agreements and any and all instruments, agreements, invoices or other writings which give rise to or otherwise evidence any of the Advance Reimbursement Rights, including, in the case of Advance Reimbursement Rights relating to Fannie Mae Mortgage Loans, the Fannie Mae Requirements.

Section 4.07 Performance by the Buyer of the Repo Seller’s Obligations. If the Repo Seller fails to perform or comply with any of its agreements contained in the Program Agreements or any Agency Agreement, and to the extent expressly permitted pursuant to the applicable Agency Agreement, the Buyer (or the Administrative Agent on behalf of the Buyer) may itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable (under the circumstances) documented out-of-pocket expenses of the Buyer and the Administrative Agent actually incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the Pricing Rate shall be payable by the Repo Seller to the Buyer on demand and shall constitute Obligations. Such interest shall be computed on the basis of the actual number of days in each Price Differential Period and a 360-day year. For the avoidance of doubt, in no event shall the Buyer be permitted to assume the Freddie Mac Designated Servicing Contract.

Section 4.08 Proceeds. If an Event of Default shall occur and be continuing, (a) all proceeds of Repurchase Assets received by the Repo Seller consisting of cash, checks and other liquid assets readily convertible to cash items shall be held by the Repo Seller in trust for the Buyer, segregated from other funds of the Repo Seller, and shall forthwith upon receipt by the Repo Seller be turned over to the Buyer or the Administrative Agent in the exact form received by the Repo Seller (duly endorsed by the Repo Seller to the Buyer or the Administrative Agent, if required) and (b) any and all such proceeds received by the Buyer or the Administrative Agent (whether from the Repo Seller or otherwise) may, in the sole discretion of the Buyer or the Administrative Agent, be held by the Buyer as collateral security for, and/or then or at any time thereafter may be applied by the Buyer against, the Obligations (whether matured or unmatured), such application to be in such order as the Buyer or the Administrative Agent shall elect. Any balance of such proceeds remaining after the Obligations shall have been paid in full and this Agreement shall have been terminated shall be paid over to the Repo Seller or to whomsoever may be lawfully entitled to receive the same. Notwithstanding anything to the contrary herein or in any of the other Program Agreements, the provisions of this Section 4.08 shall be subject to the applicable Servicing Contract, the applicable Agency Agreement, in the case of Repurchase Assets relating to Fannie Mae Mortgage Loans, the Fannie Mae Requirements, the Freddie Mac Purchase Documents and the Freddie Mac Guide each to the extent applicable.

Section 4.09 Remedies. If an Event of Default shall occur and be continuing, the Buyer or the Administrative Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Uniform Commercial Code (including the Buyer’s rights to a strict foreclosure under Section 9-620 of the Uniform Commercial Code). Without limiting the generality of the foregoing, the Buyer or the Administrative Agent may seek the appointment of a receiver, liquidator, conservator, trustee, or similar official in respect of the Repo Seller or any of the Repo Seller’s property. Without limiting the generality of the foregoing, the Buyer may terminate the Participation Interest in accordance with the Participation Agreement. The Buyer or the Administrative Agent without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required under this Agreement or by law referred to below) to or upon the Repo Seller or any other Person (each and all of which demands, presentments, protests, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Repurchase Assets, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Repurchase Assets or any part thereof (or contract to do any of the foregoing), in one or more parcels or as an entirety at public or private sale or sales, at any exchange, broker’s board or office of the Buyer, the Administrative Agent, or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Buyer or the Administrative Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Repurchase Assets so sold, free of any right or equity of redemption in the Repo Seller, which right or equity is hereby waived or released. The Repo Seller further agrees, at the Buyer’s or the Administrative Agent’s request, to assemble the Repurchase Assets and make them available to the Buyer or the Administrative Agent at places which the Buyer or the Administrative Agent shall reasonably select, whether at the Repo Seller’s premises or elsewhere. The Buyer or the Administrative Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable (under the circumstances) documented out-of-pocket costs and expenses of every kind actually incurred therein or incidental to the care or safekeeping of any of the Repurchase Assets or in any way relating to the Repurchase Assets or the rights of the Buyer hereunder, including reasonable and documented attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Buyer or the Administrative Agent may elect, and only after such application and after the payment by the Buyer or the Administrative Agent of any other amount required or permitted by any provision of law, including Section 9-615 of the Uniform Commercial Code, need the Buyer or the Administrative Agent account for the surplus, if any, to the Repo Seller. To the extent permitted by Applicable Law, the Repo Seller waives all claims, damages and demands it may acquire against the Buyer or the Administrative Agent arising out of the exercise by the Buyer or the Administrative Agent of any of its rights hereunder, other than those claims, damages and demands arising from the gross negligence or willful misconduct of the Buyer or the Administrative Agent. If any notice of a proposed sale or other disposition of Repurchase Assets shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition. The Repo Seller shall remain liable for any deficiency (plus accrued interest thereon as contemplated herein) if the proceeds of any sale or other disposition of the Repurchase Assets are insufficient to pay the Obligations and the fees and disbursements in amounts reasonable under the circumstances, of any attorneys employed by the Buyer or the Administrative Agent to collect such deficiency. Notwithstanding anything to the contrary herein or in any of the other Program Agreements, the remedies set forth in this Section 4.09 shall be subject to the applicable Servicing Contract, the applicable Agency Agreement, in the case of Repurchase Assets relating to Fannie Mae Mortgage Loans, the Fannie Mae Requirements, the Freddie Mac Purchase Documents and the Freddie Mac Guide each to the extent applicable.

Section 4.10 Limitation on Duties Regarding Preservation of Repurchase Assets. The Buyer’s or the Administrative Agent’s duty with respect to the custody, safekeeping and physical preservation of the Repurchase Assets in its possession, under Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as the Buyer or the Administrative Agent deals with similar property for its own account. Neither the Buyer, the Administrative Agent, nor any of their directors, officers or employees shall be liable for failure to demand, collect or realize upon all or any part of the Repurchase Assets or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Repurchase Assets upon the request of the Repo Seller or otherwise.

Section 4.11 Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Repurchase Assets are irrevocable and are powers coupled with an interest.

Section 4.12 Release of Security Interest. Upon the latest to occur of (a) the repayment to the Buyer of all Obligations hereunder, and (b) the occurrence of the Termination Date, the Administrative Agent shall release its security interest in any remaining Repurchase Assets hereunder and shall promptly execute and deliver to the Repo Seller such documents or instruments as the Repo Seller shall reasonably request to evidence such release.

Section 4.13 Reinstatement. All security interests created by this Article IV shall continue to be effective, or be reinstated, as the case may be, if at any time any payment, or any part thereof, of any Obligation of the Repo Seller is rescinded or must otherwise be restored or returned by the Buyer upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Repo Seller or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Repo Seller or any substantial part of its property, or otherwise, all as if such release had not been made.

Section 4.14 Subordination. The Repo Seller acknowledges and agrees that its rights with respect to the Repurchase Assets are and shall continue to be at all times junior and subordinate to the rights of the Buyer and the Administrative Agent under this Agreement.

ARTICLE V

CONDITIONS PRECEDENT

Section 5.01 Initial Transaction. The obligation of the Buyer to enter into Transactions with the Repo Seller hereunder is subject to the satisfaction, immediately prior to or concurrently with the entering into such Transaction, of the condition precedent that the Buyer shall have received all of the following items, each of which shall be satisfactory to the Buyer and its counsel in form and substance:

(a) Executed Agreements. The Administrative Agent and the Buyer shall have received a duly executed counterpart of each of the Program Agreements and the Agency Agreements, each in form acceptable to the Buyer, each Participation Certificate and each and every document or certification delivered by any party in connection with any such Program Agreements or each Participation Certificate, and each such document shall be in full force and effect and free of any modification, breach or waiver.

(b) Security Interest. Evidence that all other actions necessary or, in the opinion of the Buyer, desirable to perfect and protect the Administrative Agent’s interest in the Repurchase Assets have been taken, including duly authorized and filed Uniform Commercial Code financing statements on Form UCC1 or Form UCC3.

(c) Organizational Documents. A certificate of the corporate secretary of the Repo Seller in form and substance acceptable to the Buyer, attaching certified copies of the Repo Seller’s certificate of incorporation, bylaws and corporate resolutions approving the Program Agreements, the Agency Agreements and transactions thereunder (either specifically or by general resolution) and all documents evidencing other necessary corporate action or governmental approvals as may be required in connection with the Program Agreements and the Agency Agreements.

(d) Good Standing Certificate. A certified copy of a good standing certificate from the jurisdiction of organization of the Repo Seller, dated as of no earlier than the date ten (10) Business Days prior to the Closing Date.

(e) Incumbency Certificate. An incumbency certificate of the corporate secretary of the Repo Seller, certifying the names, true signatures and titles of the representatives duly authorized to request transactions hereunder and to execute the Program Agreements and the Agency Agreements.

(f) Servicing Contracts; Assets. The Buyer shall have:

(i) received each Servicing Contract relating to any Purchased Assets, which the Buyer shall have determined prior to financing the first Asset that relates to such Servicing Contract that such Servicing Contract is in form and substance satisfactory to the Buyer in its sole discretion;

(ii) received copies of all other consents and notices required under the related Servicing Contract and with respect to the Advance Reimbursement Rights, the Agency Agreements, each in form and substance satisfactory to the Buyer; and

(iii) received a copy of each Participation Agreement, which the Buyer shall have determined, prior to entering into the first Transaction related to an Asset that relates to such Participation Agreement, is in form and substance satisfactory to the Buyer in its sole discretion.

(g) Fees. The Buyer shall have received payment in full of all fees and Expenses (including the Structuring Fee) which are payable hereunder or under any Program Agreement to the Buyer on or before such date.

(h) Insurance. Evidence that the Repo Seller has added the Buyer as an additional loss payee under the Repo Seller’s Fidelity Insurance.

Section 5.02 All Transactions. The obligation of the Buyer to enter into each Transaction pursuant to this Agreement is subject to the following conditions precedent:

(a) Due Diligence Review. Without limiting the generality of Section 10.09 hereof, the Buyer shall have completed, to its satisfaction, its due diligence review of the related Assets of the Repo Seller.

(b) Transaction Notice and Asset Schedule. In accordance with Section 2.02, the Buyer shall have received from the Repo Seller a Transaction Notice with an Asset Schedule that has been updated to include Assets related to a proposed Transaction hereunder as of the date of such Transaction Notice.

(c) No Margin Deficit. After giving effect to each new Transaction, the aggregate outstanding amount of the Purchase Price shall not exceed the Asset Base then in effect.

(d) No Default; No Early Amortization Event. No Early Amortization Event, Default or Event of Default shall have occurred and be continuing under this Agreement, any other Program Agreement, or any of the Agency Agreements.

(e) Requirements of Law. The Buyer shall not have determined that the introduction of or a change in any Requirement of Law or in the interpretation or administration of any Requirement of Law applicable to the Buyer has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for the Buyer to enter into Transactions with a Pricing Rate based on Base Rate.

(f) Representations and Warranties. Both immediately prior to the related Transaction and also after giving effect thereto and to the intended use thereof, the representations and warranties made by the Repo Seller in each Program Agreement or the Agency Agreements shall be true, correct and complete on and as of such Purchase Date in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(g) Participation Certificates. With respect to any Asset that constitutes a Participation Certificate, the Buyer shall have received an original Participation Certificate which is in form and substance satisfactory to the Buyer in its sole discretion.

(h) Financing Statements. All financing statements, amendments to financing statements and other documents required to be recorded or filed in order to perfect the Buyer’s security interest in such Assets, and protect such Assets and the other related Assets against all creditors of, and purchasers from, the Repo Seller and all other Persons whatsoever have been duly filed in each filing office necessary for such purpose, and all filing fees and taxes, if any, payable in connection with such filings have been paid in full.

(i) Material Adverse Change. None of the following shall have occurred and/or be continuing:

(A) an event or events shall have occurred in the good faith determination of the Buyer resulting in the effective absence of a “lending market” for financing debt obligations secured by mortgage loans or servicing receivables or securities backed by mortgage loans or servicing receivables or an event or events shall have occurred resulting in the Buyer not being able to finance any Participation Certificate through the “lending market” with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events; or

(B) there shall have occurred a material adverse change in the financial condition of the Buyer which affects (or can reasonably be expected to affect) materially and adversely the ability of the Buyer to fund its obligations under this Agreement.

(j) Advance Verification Report. The Advance Verification Report immediately preceding the date of such Transaction has been delivered in accordance with Section 6.25(b) and to the extent such Advance Verification Report contains any exceptions noted therein, such exceptions have been waived by the Administrative Agent in its sole discretion.

Section 5.03 Closing Subject to Conditions Precedent. The closing of this Agreement is subject to the satisfaction on or prior to the Closing Date of the following conditions (any or all of which may be waived in writing by the Buyer):

(a) Performance. All the terms, covenants, agreements and conditions of the Program Agreements and the Agency Agreements to be complied with, satisfied, observed and performed by the Repo Seller or the Servicer, as applicable, on or before the Closing Date shall have been complied with, satisfied, observed and performed in all material respects.

(b) Representations and Warranties. Each of the representations and warranties made in the Program Agreements and the Agency Agreements by the Repo Seller or the Servicer, as applicable, shall be true and correct in all material respects as of the Closing Date (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof and except to the extent they expressly relate to an earlier or later time).

(c) Subservicer Side Letter Agreement. The Repo Seller shall deliver to the Buyer a fully executed and effective Subservicer Side Letter Agreement in form and substance acceptable to the Buyer.

(d) Opinions of Counsel. Counsel to the Repo Guarantor and the Repo Seller shall have delivered to the Administrative Agent and the Buyer favorable opinions, dated the Closing Date and satisfactory in form and substance to the Administrative Agent and its counsel, including but not limited to those relating to corporate matters, enforceability, perfection and an opinion as to which state’s law applies to security interest and perfection matters, the inapplicability of the Investment Company Act to the Repo Seller and Repo Guarantor, and a Bankruptcy Code safe harbor opinion.

(e) Filings and Recordations. The Administrative Agent and the Buyer shall have received evidence reasonably satisfactory to the Administrative Agent of the completion of all recordings, registrations and filings as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect or evidence the assignment by the Repo Seller to the Administrative Agent on behalf of the Buyer of the ownership interest in the Repurchase Assets conveyed pursuant hereto and the proceeds thereof.

(f) [Reserved].

(g) Actions or Proceedings. No action, suit, proceeding or investigation by or before any Governmental Authority shall have been instituted to restrain or prohibit the consummation of, or to invalidate, any of the transactions contemplated by the Program Agreements, the Agency Agreements, the Participation Certificates and the documents related thereto in any material respect.

(h) Approvals and Consents. All Governmental Actions of all Governmental Authorities required with respect to the transactions contemplated by the Program Agreements, the Agency Agreements, the Participation Certificates and the documents related thereto shall have been obtained or made.

(i) [Reserved].

(j) Advance Verification Agent. PMC shall have engaged the Advance Verification Agent pursuant to an agreement reasonably satisfactory to the Administrative Agent.

If any condition specified in this Section 5.03 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Buyer by notice to the Repo Seller at any time at or prior to the Closing Date and the Buyer shall incur no liability as a result of such termination.

ARTICLE VI

COVENANTS

PMC, in its capacity as the Repo Seller and, with respect to each applicable Agency Agreement, as the Servicer covenants and agrees that until the payment and satisfaction in full of all Obligations, whether now existing or arising hereafter, shall have occurred:

Section 6.01 Litigation. The Repo Seller will promptly, and in any event within ten (10) days after service of process on any of the following, give to the Administrative Agent notice of all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are threatened or pending) or other legal or arbitrable proceedings affecting each the Repo Seller or the Servicer, the Repo Guarantor or any of their Subsidiaries or affecting any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Program Agreements, any of the Agency Agreements, or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim individually or in the aggregate in an amount greater than five percent (5%) of (i) with respect to the Repo Seller, the Repo Seller’s Net Worth, or (ii) with respect to the Repo Guarantor, the Repo Guarantor’s Net Worth, or (iii) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect. On the fifth (5th) day of each calendar month (or if such day is not a Business Day, the next succeeding Business Day), the Repo Seller will provide to the Administrative Agent a litigation docket listing all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are threatened or pending) or other legal or arbitrable proceedings affecting the Repo Seller, the Repo Guarantor or any of their Subsidiaries or affecting any of the Property of any of them before any Governmental Authority. The Repo Seller will promptly provide notice of any judgment, which with the passage of time, could cause an Event of Default hereunder.

Section 6.02 Prohibition of Fundamental Changes. The Repo Seller shall not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets; provided, that the Repo Seller may merge or consolidate with (a) any wholly owned subsidiary of the Repo Seller, or (b) any other Person if the Repo Seller is the surviving entity; and provided further, that if after giving effect thereto, no Default would exist hereunder.

Section 6.03 [Reserved].

Section 6.04 Asset Schedule. The Repo Seller shall at all times maintain a current list (which may be stored in electronic form) of all Assets. The Repo Seller shall deliver to the Administrative Agent a revised Asset Schedule on a monthly basis on the same day it delivers the Advances Monthly Report. As of each date an updated Asset Schedule and Schedule I are delivered in accordance with this Section 6.04, the Repo Seller hereby certifies, represents and warrants to the Buyer that each such updated Asset Schedule and Schedule I to each Participation Certificate are true, complete and correct in all material respects.

Section 6.05 No Adverse Claims. The Repo Seller warrants and will defend the right, title and interest of the Buyer in and to all Purchased Assets against all Adverse Claims and demands.

Section 6.06 Assignment. Except as permitted herein, the Repo Seller shall not sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge, hypothecate or grant a security interest in or lien on or otherwise encumber (except pursuant to the Program Agreements), any of the Purchased Assets or any interest therein, provided that this Section 6.06 shall not prevent any transfer of Purchased Assets in accordance with the Program Agreements.

Section 6.07 Security Interest. The Repo Seller shall do all things necessary to preserve the Purchased Assets so that they remain subject to a first priority perfected security interest hereunder, subject to the rights and interest of the applicable Agency, including in the case of Purchased Assets relating to Fannie Mae Mortgage Loans, the Fannie Mae Requirements. Without limiting the foregoing, the Repo Seller will comply with all rules, regulations and other laws of any Governmental Authority and cause the Purchased Assets or the related Repurchase Assets to comply with all applicable rules, regulations and other laws. The Repo Seller will not allow any default for which each of the Repo Seller and the Servicer, as applicable, is responsible to occur under any Purchased Assets or any Program Agreement or any Agency Agreement, and each of the Repo Seller and the Servicer, as applicable, shall fully perform or cause to be performed when due all of its obligations under any Purchased Assets, any Program Agreement and each Agency Agreement.

Section 6.08 Records.

(a) The Repo Seller shall (and shall cause the Servicer to) collect and maintain or cause to be collected and maintained all Records relating to the Purchased Assets in accordance with the Accepted Servicing Practices and industry custom and practice for assets similar to the Purchased Assets not in the possession of a custodian, including those maintained pursuant to Section 6.09, and all such Records shall be in the Repo Seller’s or the Buyer’s possession unless Administrative Agent otherwise approves. The Repo Seller will (and will cause the Servicer to) maintain all such Records in good and complete condition in accordance with industry practices for assets similar to the Purchased Assets and preserve them against loss.

(b) For so long as the Buyer has an interest in or lien on any Purchased Assets, the Repo Seller will hold or cause to be held all related Records in trust for the Buyer, subject in all cases to the applicable Agency Agreements. The Repo Seller shall notify, or cause to be notified, every other party holding any such Records of the interests and liens in favor of the Buyer granted hereby.

(c) Upon reasonable advance notice from Administrative Agent, the Repo Seller shall (x) make any and all such Records available to Administrative Agent and the Buyer to examine any such Records, either by its own officers or employees, or by agents or contractors, or both, and make copies of all or any portion thereof, and (y) permit Administrative Agent or the Buyer or its authorized agents to discuss the affairs, finances and accounts of the Repo Seller with its chief operating officer and chief financial officer and to discuss the affairs, finances and accounts of the Repo Seller with its independent certified public accountants.

Section 6.09 Books. The Repo Seller shall keep or cause to be kept in reasonable detail books and records of account of its assets and business and shall clearly reflect therein the transfer of Purchased Assets to the Buyer.

Section 6.10 Approvals. The Repo Seller shall cause the Servicer to maintain its status as an approved lender and approved seller/servicer with Fannie Mae and Freddie Mac, as applicable, in each case, to the extent applicable, in good standing, and all licenses, permits or other approvals necessary for the Servicer to perform its obligations under the Program Agreements and the Agency Agreements (collectively, the “Agency Approvals”). The Repo Seller shall cause the Servicer to (i) service each Mortgage Loan in respect of which an Advance has been made, (ii) make each Advance, and (iii) collect all Advance Reimbursement Amounts, in each case of (i), (ii), and (iii) in accordance with the applicable Servicing Contract, the applicable Agency Guide, the Freddie Mac Purchase Documents (as applicable), and any and all instruments, agreements, invoices or other writings which give rise to or otherwise evidence any of the Advance Reimbursement Rights in all material respects. Should the Servicer, for any reason, cease to possess all such Agency Approvals, or should notification to the relevant Agency or, if and to the extent that any Mortgage Loan is an FHA Loan, USDA Loan or VA Loan, to HUD, FHA, VA, or USDA as described in Section 3.20 hereof be required, the Repo Seller shall so notify the Buyer and the Administrative Agent promptly in writing. Notwithstanding the preceding sentence, the Servicer shall take all necessary action to maintain all of its Agency Approvals at all times during the term of this Agreement.

Section 6.11 Material Change in Business. Neither the Repo Seller nor the Servicer shall make any material change in the nature of its business as carried on at the Closing Date.

Section 6.12 Distributions. If an Event of Default has occurred and is continuing, the Repo Seller shall not pay any dividends with respect to any capital stock or other equity interests in such entity, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Repo Seller.

Section 6.13 Collections on Assets and the Dedicated Account.

(a) Prior to the Repo Seller making any withdrawal from the custodial account or any other clearing account maintained under the related Servicing Contract on or after the Closing Date, the Repo Seller shall, and shall cause any Subservicer to, instruct the related depository institution to remit all Advance Reimbursement Amounts to the applicable Dedicated Account (but only to the extent that such funds are payable to the Servicer free and clear of any applicable Agency rights or other restrictions on transfer set forth in the applicable Servicing Contract or the applicable Agency Agreement (subject solely to the limited payment subordination in the related Agency Agreement). The Servicer shall (and shall cause any Subservicer to) cause (i) the portion of such Advance Reimbursement Amounts withdrawn from a custodial account relating to a Servicing Contract subject to the applicable Agency Agreement (including the limited payment subordination in the related Agency Agreement) for any Delinquency Advance to be deposited into the applicable Dedicated Account within one (1) Business Day of receipt of such funds; and (ii) the portion of such Advance Reimbursement Amounts withdrawn from a custodial account in accordance with the related Servicing Contract for any other Advance to be deposited into the related Dedicated Account within two (2) Business Days of receipt of such funds.

(b) The Repo Seller may offset, net, withdraw or direct the withdrawal or remittance of any Advance Reimbursement Amount which has been or are to be deposited into the applicable Dedicated Account for such Advance Reimbursement Amounts relating to any Corporate Advance or Escrow Advance (“Permitted Use”) so long as (i) no Early Amortization Event, Default, or Event of Default has occurred and is continuing, (ii) the Administrative Agent, in its sole and absolute discretion, has not restricted the Permitted Use of such funds, (iii) no Margin Deficit then exists or will exist after giving effect to such Permitted Use of funds, and (iv) there exists an excess over the Required Amount in the applicable Dedicated Account after giving effect to such Permitted Use of funds. For the avoidance of doubt, if an Early Amortization Event, a Default, or an Event of Default has occurred and is continuing, the funds in each Dedicated Account may only be used to satisfy the Repo Seller’s Obligations hereunder in accordance with Section 2.06.

(c) All or any part of the amounts under this Section 6.12 may only be applied by the Repo Seller to the extent that such proceeds have been received by, or for the account of, the Repo Seller free and clear of all applicable Agency rights and other restrictions on transfer under applicable Agency guidelines.

Section 6.14 Applicable Law. The Repo Seller shall comply with the requirements of all Applicable Laws, rules, regulations and orders of any Governmental Authority.

Section 6.15 Existence. The Repo Seller shall preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises.

Section 6.16 Chief Executive Office; Jurisdiction of Organization. Neither the Repo Seller nor the Servicer shall move its chief executive office from the address referred to in Section 3.17 or change its jurisdiction of organization from the jurisdiction referred to in Section 3.13(e) unless it shall have provided the Buyer at least thirty (30) days’ prior written notice of such change.

Section 6.17 Taxes. The Repo Seller shall timely file all tax returns that are required to be filed by it and shall timely pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained.

Section 6.18 Transactions with Affiliates. The Repo Seller will not enter into any transaction, including any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction (a) does not result in a Default hereunder and (b) is in the ordinary course of the Repo Seller’s business and (c) is upon fair and reasonable terms no less favorable to the Repo Seller than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate, or make a payment that is not otherwise permitted by this Section 6.18 to any Affiliate.

Section 6.19 True and Correct Information. All information, reports, exhibits, schedules, financial statements or certificates of the Repo Seller, any Affiliate thereof or any of their officers furnished to Administrative Agent and/or the Buyer hereunder and during Administrative Agent’s and/or the Buyer’s diligence of the Repo Seller are and will be true and complete in all material respects and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading. All required financial statements, information and reports delivered by the Repo Seller and Repo Guarantor to the Buyer pursuant to this Agreement shall be prepared in accordance with U.S. GAAP, or, if applicable, to SEC filings, the appropriate SEC accounting regulations.

Section 6.20 Servicing with respect to Advances. The Repo Seller shall cause the Servicer to maintain adequate financial standing, facilities, procedures and experienced personnel necessary for the making of Advances and collecting of Advance Reimbursement Amounts and in accordance with Accepted Servicing Practices and the relevant Servicing Contract, the applicable Agency Guide, and the Freddie Mac Purchase Documents (as applicable) in each case, in all material respects. The Mortgage Loans for which Advances are or will be made and Advance Reimbursement Amounts are or will be collected shall be serviced by the Servicer and not any other servicer without the consent of the Administrative Agent, which consent shall not be unreasonably withheld, subject to the rights and interests of the applicable Agency, including, in the case of Fannie Mae Mortgage Loans, the Fannie Mae Requirements; provided, however, that the foregoing consent requirement shall not be applicable if either (i) an Agency terminates the Servicer or subservicer, as applicable, or (ii) an Agency directs the Servicer to cause the Mortgage Loans for which Advances are made or Advance Reimbursement Amounts will be collected to be serviced by another servicer, and in each case, such successor servicer shall be an approved servicer under such Agency’s guidelines.

Section 6.21 No Pledge. Except as contemplated herein, the Repo Seller shall not (a) pledge, transfer or convey any security interest in the Dedicated Accounts to any Person without the express written consent of the Buyer or (b) pledge, grant a security interest or assign any existing or future (x) Advance Reimbursement Rights, (y) rights to any of the Repurchase Assets or (z) Advance Reimbursement Amounts, or pledge or grant to any other Person any security interest in any Assets.

Section 6.22 Plan Assets. The Repo Seller shall not be an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code and the Repo Seller shall not use “plan assets” within the meaning of 29 CFR § 2510.3 101, as amended by Section 3(42) of ERISA to engage in this Agreement or any Transaction hereunder. Transactions to or with the Repo Seller shall not be subject to any state or local statute regulating investments of or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA or church plans within the meaning of Section 3(33) of ERISA.

Section 6.23 Sharing of Information. The Repo Seller shall allow Administrative Agent and the Buyer to exchange information related to the Repo Seller and the Transactions hereunder with third party lenders and the Repo Seller shall permit each third party lender to share such information with Administrative Agent and the Buyer to the extent permitted by each Agency Agreement.

Section 6.24 Termination of Servicing Notice. The Repo Seller shall give notice to the Buyer promptly upon receipt or notice or knowledge of any default, notice of termination of servicing for cause under any Servicing Contract or other Agency mortgage-related servicing agreement, or any resignation of servicing, termination of servicing or notice of resignation of or termination of servicing, regardless of whether such agreement or the rights thereunder constitute Purchased Assets hereunder.

Section 6.25 Advance Reporting Requirements.

(a) Advances Monthly Report. On a monthly basis and in no event later than the seventh (7th) Business Day of each month (or, if such day is not a Business Day, the Business Day following such day), the Repo Seller shall deliver to the Administrative Agent, the Advance Verification Agent the monthly data file with respect to all Mortgage Loans serviced by the Repo Seller for each Agency, including, without limitation, a report of the Advance Reimbursement Amounts applied in accordance with clause (ii) of the definition of Accepted Servicing Practices to the extent practicable, the Monthly Reimbursement Rate for the upcoming Price Differential Payment Date, and a calculation of the Net Proceeds Coverage Percentage in respect of each of the three preceding Price Differential Periods (or each that has occurred since the Closing Date, if less than three), and the arithmetic average of the three (the “Advances Monthly Report”), and which shall include all updates to the Assets as of the last day of the immediately preceding month.

(b) Advance Verification Report. The Advance Verification Agent shall verify that Delinquency Advances, Escrow Advances and Corporate Advances are reasonably calculated by the Servicer in accordance with the Advance Verification Agent Agreement. The Advance Verification Agent shall deliver to the Administrative Agent a monthly report (the “Advance Verification Report”) no later than the twenty-fifth (25th) day (or the immediately preceding Business Day if the twenty-fifth (25th) is not a Business Day) of each month, stating that the Advance Verification Agent produced such Advance Verification Report in conformance with the requirements set forth in the Advance Verification Agent Agreement. In the event that the Advance Verification Agent does not provide its Advance Verification Report for two (2) consecutive months, the Servicer shall be required to terminate the Advance Verification Agent and appoint a replacement Advance Verification Agent within thirty (30) days that is acceptable to the Administrative Agent in its sole discretion and shall be required to deliver an Advance Verification Report no later than the twenty-fifth (25th) day (or the immediately preceding Business Day if the twenty-fifth (25th) is not a Business Day) of the month immediately following the month that such replacement Advance Verification Agent was appointed.

Section 6.26 [Reserved].

Section 6.27 Financial Covenants. The Repo Guarantor shall at all times comply with all financial covenants and/or financial ratios set forth in Section 2 of the Pricing Side Letter.

Section 6.28 No Prohibited Persons. The Repo Seller nor any of its officers, directors, partners or members, shall be an entity or person (or to the Repo Seller’s knowledge, fifty percent (50%) or greater owned by an entity or person): (i) whose name appears on OFAC’s most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); or (ii) shall otherwise be the target of Sanctions.

Section 6.29 Investment Company. Neither the Repo Seller nor any of its Subsidiaries shall become required to register as an “investment company”, or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act.

Section 6.30 Modification of the Servicing Contracts or Participation Agreements. Neither the Repo Seller nor the Servicer shall consent with respect to any Servicing Contract or Participation Agreement related to any Asset that constitutes a Purchased Asset or Repurchase Asset, to (i) the modification, amendment or termination of such Servicing Contract or Participation Agreement, (ii) the waiver of any provision of such Servicing Contract or Participation Agreement or (iii) the resignation of the Servicer under any Servicing Contract, or the assignment, transfer, or material delegation of any of the Servicer’s rights or obligations, under such Servicing Contract or Participation Agreement, without the prior written consent of the Buyer. Notwithstanding anything to the contrary herein or any of the other Program Agreements, Fannie Mae and Freddie Mac, as applicable, have the absolute and unconditional right to modify the related Servicing Contracts at any time and to unilaterally assign, transfer or delegate any of the rights or obligations pursuant to the applicable Servicing Contract in accordance with the terms and conditions of such Servicing Contract.

Section 6.31 Insurance. The Repo Seller shall, and shall cause the Repo Guarantor to keep all property useful and necessary in its business in good working order and condition. the Repo Seller shall maintain a fidelity bond and be covered by insurance (including, without limitation, errors and omissions insurance) of the kinds and in the amounts customarily maintained by such similarly situated entities in the same jurisdiction and industry as the Repo Seller, in amounts acceptable to each Agency, and the Repo Seller shall not reduce such coverage without the written consent of the Buyer, and shall also maintain such other insurance with financially sound and reputable insurance companies, and with respect to property and risks of a character usually maintained by entities engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such entities.

Section 6.32 Guarantees. The Repo Seller shall not create, incur, assume or suffer to exist any Guarantees, except (i) to the extent reflected in the Repo Seller’s financial statements or notes thereto and (ii) to the extent the aggregate Guarantees of the Repo Seller do not exceed $250,000.

Section 6.33 Indebtedness. The Repo Seller shall not incur any additional material Indebtedness (other than (i) the Existing Indebtedness specified on Schedule 3.21 hereto; (ii) Indebtedness incurred with the Buyer or its Affiliates; (iii) Indebtedness incurred in connection with new or existing secured lending facilities and (iv) usual and customary accounts payable for a mortgage company), without the prior written consent of the Buyer.

Section 6.34 Requests for Information. The Repo Seller shall furnish, or cause to be furnished, to the Buyer within five (5) Business Days after the Buyer’s request, any information, documents, records or reports with respect to the servicing or subservicing of the Repurchase Assets, the Repo Seller’s or Repo Guarantor’s business or the Repo Seller’s relationship with any Agency, as the Buyer may from time to time reasonably request.

Section 6.35 Changes in the Servicing Contracts. The Repo Seller shall provide written notice to the Buyer of any changes in any Servicing Contract that may materially affect the Advance Reimbursement Rights within two (2) Business Days after the Repo Seller or the Servicer receives notice thereof.

Section 6.36 Reporting Requirements.

(a) The Repo Seller shall furnish to the Buyer (1) promptly, copies of any material and adverse notices (including notices of defaults, breaches, potential defaults or potential breaches) and any material financial information that is not otherwise required to be provided by the Repo Seller hereunder which is given to the Repo Seller’s lenders, (2) promptly, notice of the occurrence of (A) any Event of Default hereunder; (B) any default or material breach by the Repo Seller of any obligation under any Program Agreement or any material contract or agreement of the Repo Seller, (C) any Early Amortization Event, or (D) the occurrence of any event or circumstance that such party reasonably expects has resulted in, or will, with the passage of time, result in, a Material Adverse Effect or an Event of Default and (3) the following:

(i) as soon as available and in any event within forty (40) calendar days after the end of each calendar month, the unaudited balance sheet of the Repo Seller, as at the end of such period and the related unaudited consolidated statements of income for the Repo Seller for such period and the portion of the fiscal year through the end of such period, accompanied by a certificate of a Responsible Officer of the Repo Seller, which certificate shall state that said consolidated financial statements or financial statements, as applicable, fairly present in all material respects the consolidated financial condition or financial condition, as applicable, and results of operations of the Repo Seller in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end adjustments);

(ii) as soon as available and in any event within forty (40) calendar days after the end of each calendar quarter, the unaudited cash flow statements of the Repo Seller, as at the end of such period and the portion of the fiscal year through the end of such period, accompanied by a certificate of a Responsible Officer of the Repo Seller, which certificate shall state that said consolidated financial statements or financial statements, as applicable, fairly present in all material respects the consolidated financial condition or financial condition, as applicable, and results of operations of the Repo Seller in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end adjustments);

(iii) as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Repo Seller, the balance sheet of the Repo Seller, as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for the Repo Seller for such year, setting forth in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion and the scope of audit shall be acceptable to the Buyer in its sole discretion, shall have no “going concern” qualification and shall state that said consolidated financial statements or financial statements, as applicable, fairly present the consolidated financial condition or financial condition, as applicable, and results of operations of the Repo Seller as at the end of, and for, such fiscal year in accordance with GAAP;

(iv) such other prepared statements that the Buyer may reasonably request;

(v) from time to time such other information regarding the financial condition, operations, or business of the Repo Seller as the Buyer may reasonably request;

(vi) as soon as reasonably possible, and in any event within thirty (30) days after a Responsible Officer of the Repo Seller has knowledge of the occurrence of any ERISA Event of Termination, stating the particulars of such ERISA Event of Termination in reasonable detail;

(vii) as soon as reasonably possible, notice of any of the following events:

(A) any material dispute, litigation, investigation, proceeding or suspension between the Repo Seller on the one hand, and any Governmental Authority or any Person;

(B) any material change in accounting policies or financial reporting practices of the Repo Seller;

(C) any material issues raised upon examination of the Repo Seller or the Servicer or the Repo Seller’s or the Servicer’s facilities by any Governmental Authority;

(D) any material change in the Indebtedness of the Repo Seller, including any default, renewal, non-renewal, termination, increase in available amount or decrease in available amount related thereto;

(E) promptly upon receipt of notice or knowledge of any lien or security interest (other than security interests created hereby or by the other Program Agreements) on, or claim asserted against, any of the Purchased Assets; and

(F) any other event, circumstance or condition that has resulted, or has a reasonable possibility of resulting, in a Material Adverse Effect with respect to the Repo Seller or the Servicer.

(b) Officer’s Certificates. The Repo Seller will furnish to the Buyer, at the time the Repo Seller furnishes each set of financial statements pursuant to Section 6.36(a)(i), (ii) or (iii) above, an Officer’s Compliance Certificate of the Repo Seller substantially in the form of Exhibit B to this Agreement.

(c) Other. The Repo Seller shall deliver to the Buyer any other reports or information reasonably requested by the Buyer or as otherwise required pursuant to this Agreement and the Participation Agreement (including all reports and information delivered by the Repo Seller relating to the Participation Certificates).

(d) Regulatory Reporting Compliance. The Repo Seller shall, on or before the last Business Day of the fifth (5th) month following the end of each of the Repo Seller’s fiscal years (December 31), beginning with the fiscal year ending in 2020, deliver to the Buyer and each Agency a copy of the results of any Uniform Single Attestation Program for Mortgage Bankers or an Officer’s Certificate that satisfies the requirements of Item 1122(a) of Regulation AB, an independent public accountant’s report that satisfies the requirements of Item 1123 of Regulation AB, or similar review conducted on the Repo Seller by its accountants, and such other reports as the Repo Seller may prepare relating to its servicing functions as the Repo Seller.

(e) Quarterly Hedging Report. On each date on which the Officer’s Compliance Certificate is delivered, the Repo Seller shall provide a true and correct summary of all interest rate protection agreements entered into or maintained by the Repo Seller.

Section 6.37 Liens on Substantially All Assets. The Repo Seller shall not grant a security interest to any Person other than the Buyer or an Affiliate of the Buyer in substantially all assets of the Repo Seller unless the Repo Seller has entered into an amendment to this Agreement that grants to the Buyer a pari passu security interest on such assets; provided, however, that the foregoing shall not be applicable to any security interest granted in respect of any mortgage servicing rights held by the Servicer pertaining to any Servicing Contract.Section 6.38 Litigation Summary. On each date on which the Officer’s Compliance Certificate is delivered, the Repo Seller shall provide to the Buyer a true and correct summary of all material actions, notices, proceedings and investigations pending with respect to which the Repo Seller has received service of process or other form of notice or, to the best of the Repo Seller’s knowledge, threatened against it, before any court, administrative or governmental agency or other regulatory body or tribunal.

Section 6.39 Most Favored Status. The Repo Seller and the Buyer each agree that should the Repo Seller or any Affiliate thereof enter into a repurchase agreement or credit facility with any Person other than the Buyer or an Affiliate of the Buyer which by its terms provides any of the following (each, a “More Favorable Agreement”):

(a) more favorable terms with respect to any guaranties or financial covenants, including covenants covering the same or similar subject matter set forth or referred to in Section 6.12 hereof and Section 2 of the Pricing Side Letter;

(b) a security interest to any Person other than the Buyer or an Affiliate of the Buyer in substantially all assets of the Repo Seller or any Affiliate thereof; or

(c) a requirement that the Repo Seller has added or will add any Person other than the Buyer or an Affiliate of the Buyer as a loss payee under the Repo Seller’s Fidelity Insurance;

then the terms of this Agreement shall be deemed automatically amended to include such more favorable terms contained in such More Favorable Agreement, such that such terms operate in favor of the Buyer or an Affiliate of the Buyer; provided, that in the event that such More Favorable Agreement is terminated, upon notice by the Repo Seller to the Buyer of such termination, the original terms of this Agreement shall be deemed to be automatically reinstated. the Repo Seller and the Buyer further agree to execute and deliver any new guaranties, agreements or amendments to this Agreement evidencing such provisions, provided that the execution of such amendment shall not be a precondition to the effectiveness of such amendment, but shall merely be for the convenience of the parties hereto. Promptly upon the Repo Seller or any Affiliate thereof entering into a repurchase agreement or other credit facility with any Person other than the Buyer, the Repo Seller shall deliver to the Buyer a true, correct and complete copy of such repurchase agreement, loan agreement, guaranty or other financing documentation.

Section 6.40 No Subservicing. Except with respect to an Eligible Subservicing Agreement, the Repo Seller shall not permit any of the Purchased Assets or Repurchase Assets to be subject to any subservicing agreement or subservicing arrangement without the prior written consent of the Buyer.

Section 6.41 Servicer Administration. If at any time the Servicer intends to service the Mortgage Loans directly without a subservicer, the Servicer shall not less than ninety (90) days prior to the anticipated servicing transfer date, provide notice to the Administrative Agent of such intention and solicit Administrative Agent’s prior written consent, which the Administrative Agent shall have sixty (60) days from the receipt of the notice to provide and which consent may not be unreasonably withheld. If the Administrative Agent denies the request for consent in writing, then the Repo Seller shall repurchase the Purchased Assets not later than the later of (x) the sixtieth (60th) day following receipt of the Administrative Agent’s denial letter or (y) such anticipated servicing transfer date; provided, however, that the foregoing consent requirement shall not be applicable if either (i) an Agency terminates the Servicer or subservicer, as applicable, or (ii) an Agency directs the Servicer to cause the Mortgage Loans for which Advances are made or Advance Reimbursement Amounts will be collected to be serviced by another servicer, and in each case, such successor servicer shall be an approved servicer under such Agency’s guidelines. The parties acknowledge that Fannie Mae has certain rights under the Acknowledgment Agreement and the Fannie Mae Guide, including the right to terminate the Seller as Servicer.

ARTICLE VII

DEFAULTS/RIGHTS AND REMEDIES OF BUYER UPON DEFAULT

Section 7.01 Events of Default. Each of the following events or circumstances shall constitute an “Event of Default”:

(a) Payment Failure. Failure of the Repo Seller to (i) make any payment (which failure continues for a period of two (2) Business Days following written notice (which may be in electronic form) from the Buyer) of Price Differential or Repurchase Price or any other sum which has become due, on a Price Differential Payment Date or a Repurchase Date or otherwise, whether by acceleration or otherwise, under the terms of this Agreement, any other warehouse and security agreement or any other document, in each case evidencing or securing Indebtedness of the Repo Seller to the Buyer or to any Affiliate of the Buyer, or (ii) cure any Margin Deficit when due pursuant to Section 2.04 hereof.

(b) Cross Default. The Repo Seller or Affiliates thereof shall be in default under (i) any Program Agreement; (ii) any Indebtedness, in the aggregate, in excess of $1,000,000 of the Repo Seller or any Affiliate thereof which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness, or (iii) any other contract or contracts, in the aggregate in excess of $1,000,000 to which the Repo Seller or any Affiliate thereof is a party which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary of such contract.

(c) Assignment. Assignment or attempted assignment by the Repo Seller of this Agreement or any rights hereunder without first obtaining the specific written consent of the Buyer, or the granting by the Repo Seller of any security interest, lien or other encumbrances on any Purchased Assets to any person other than the Buyer.

(d) Insolvency. An Act of Insolvency shall have occurred with respect to the Repo Seller, Repo Guarantor, or any Affiliate thereof.

(e) Material Adverse Change. Any material adverse change in the Property, business, financial condition or operations of the Repo Seller or any of its Affiliates shall occur, in each case as determined by the Buyer in its sole good faith discretion, or any other condition shall exist which, in the Buyer’s sole good faith discretion, constitutes a material impairment of the Repo Seller’s ability to perform its obligations under this Agreement or any other Program Agreement.

(f) Immediate Breach of Representation or Covenant or Obligation. A breach by the Repo Seller of any of the representations, warranties or covenants or obligations set forth in Sections 3.01 (the Repo Seller Existence), 3.07 (Solvency), Section 3.21 (Other Indebtedness), Section 6.02 (Prohibition of Fundamental Changes), Section 6.15 (Existence), Section 6.21 (No Pledge), Section 6.22 (Plan Assets), Section 6.32 (Guarantees), or Section 6.33 (Indebtedness) of this Agreement.

(g) Additional Breach of Representation or Covenant. A material breach by the Repo Seller of any other material representation, warranty or covenant set forth in this Agreement (and not otherwise specified in Section 7.01(f) above), if such breach is not cured within five (5) Business Days and in the case of a breach of Section 2 of the Pricing Side Letter (Financial Covenants), one (1) Business Day.

(h) Change in Control. The occurrence of a Change in Control.

(i) Failure to Transfer. The Repo Seller fails to transfer a material portion of the Purchased Assets to the Buyer on the applicable Purchase Date (provided the Buyer has tendered the related Purchase Price).

(j) Judgment. A final judgment or judgments for the payment of money in excess of $10,000,000 shall be rendered against the Repo Seller, the Repo Guarantor or any of their Affiliates by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof.

(k) Government Action. Any Governmental Authority or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the Property of the Repo Seller or any Affiliate thereof, or shall have taken any action to displace the management of the Repo Seller or any Affiliate thereof or to curtail its authority in the conduct of the business of the Repo Seller or any Affiliate thereof, or takes any action in the nature of enforcement to remove, limit or restrict the approval of the Repo Seller or Affiliate as an issuer, buyer or a seller/servicer of mortgage loans or securities backed thereby, and such action provided for in this subparagraph (l) shall not have been discontinued or stayed within thirty (30) days.

(l) Inability to Perform. A Responsible Officer of the Repo Seller or the Repo Guarantor shall admit its inability to, or its intention not to, perform any of the Repo Seller’s Obligations or the Repo Guarantor’s obligations hereunder or the Repo Guaranty.

(m) Security Interest. This Agreement shall for any reason cease to create a valid, first priority security interest in any material portion of the Repurchase Assets purported to be covered hereby.

(n) Financial Statements. The Repo Seller’s audited annual financial statements or the notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of the Repo Seller as a “going concern” or a reference of similar import.

(o) Validity of Agreements. For any reason, this Agreement at any time shall not be in full force and effect in all material respects or shall not be enforceable in all material respects in accordance with its terms, or any Lien granted pursuant thereto shall fail to be perfected and of first priority, or the Repo Seller or any Affiliate of the Repo Seller shall seek to disaffirm, terminate, limit or reduce its obligations hereunder or the Repo Guarantor’s obligations under the Repo Guaranty.

(p) Repo Guarantor Breach. A breach by the Repo Guarantor of any material representation, warranty or covenant set forth in the Repo Guaranty or any other Program Agreement, any “event of default” by the Repo Guarantor under the Repo Guaranty, any repudiation of the Repo Guaranty by the Repo Guarantor, or if the Repo Guaranty is not enforceable against the Repo Guarantor.

(q) [Reserved].

(r) Dedicated Accounts. Except as permitted under Section 6.13(b), the Repo Seller or any other Person shall have withdrawn any amounts on deposit in the Dedicated Accounts without the consent of the Administrative Agent other than funds deposited or withdrawn in error.

(s) Deposit and Remittance Requirements. The Repo Seller shall fail to comply in any material respect with the deposit and remittance requirements set forth in the related Servicing Contract, the applicable Agency Guide and any and all instruments, agreements, invoices or other writings which give rise to or otherwise evidence any of the Advance Reimbursement Rights (subject to any cure period provided therein).

(t) Approved Mortgagee; Approved Servicer; Replacement Subservicer.

(i) The Servicer ceases to be (A) if and to the extent that any Mortgage Loan is a FHA Loan, USDA Loan or VA Loan, a HUD approved mortgagee pursuant to Section 203 of the National Housing Act or (B) a Fannie Mae- or Freddie Mac-approved seller/servicer, or HUD, if and to the extent that any FHA Loans, USDA Loans or VA Loans are Subject Mortgages, Fannie Mae or Freddie Mac, as applicable, suspends, rescinds, halts, eliminates, withdraws, annuls, repeals, voids or terminates the status of the Servicer as either (1) if and to the extent that any Mortgage Loan is an FHA Loan, USDA Loan or VA Loan, a HUD approved mortgagee pursuant to Section 203 of the National Housing Act or (2) a Fannie Mae-approved or Freddie Mac-approved seller/servicer; or

(ii) A Subservicer Termination Event; provided that no Event of Default shall occur if, upon a Subservicer Termination Event, a replacement Subservicer (i) is identified by the Servicer that meets all the qualifications of a Subservicer within thirty (30) days and (ii) such Subservicer replaces the Subservicer within sixty (60) days, of such Subservicer Termination Event.

(u) Fraud; Violation of Requirements. (i) Either the Repo Seller or the Servicer engages or has engaged in fraud or other reckless or intentional wrongdoing in connection herewith or any other Program Agreement, Agency Agreement, or any document submitted pursuant thereto or otherwise in connection with any Advance Reimbursement Right, or in connection with any federal mortgage insurance or loan guaranty program, or other federal program related to any of the Mortgage Loans; or (ii) either the Repo Seller or the Servicer has used any payments, collections, recoveries or other funds pertaining in any way to the Mortgage Loans in violation of the requirements of the related Servicing Contract or any and all instruments, agreements, invoices or other writings which give rise to or otherwise evidence any of the Advance Reimbursement Rights.

(v) [Reserved].

(w) Improper Transfer of Participation Certificate. The Servicer or Initial Participant sells and/or contributes any Participation Certificate to any Person other than the Buyer hereunder.

(x) Cross Acceleration. (i) An “event of default” has occurred and is continuing under the Other CS Facility Documents, (ii) the Repo Seller or Affiliates thereof shall be in default under (i) any Indebtedness, in the aggregate, in excess of $100,000,000 of the Repo Seller or any

Affiliate thereof which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness, or (iii) any other contract or contracts, in the aggregate in excess of $100,000,000 to which the Repo Seller or any Affiliate thereof is a party which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary of such contract.

(y) Performance Tests. Any failure to satisfy one or more of the following tests:

(i) Net Proceeds Coverage Test. On any Price Differential Payment Date, the arithmetic average of the Net Proceeds Coverage Percentage determined for such Price Differential Payment Date and the two preceding Price Differential Payment Dates is less than five times the percentage equivalent of a fraction (A) the numerator of which equals the sum of the accrued and unpaid Price Differential on such date and (B) the denominator of which equals the aggregate average outstanding amount of the Purchase Price of the Participation Certificates then subject to all Transactions during the related Price Differential Period; and

(ii) Monthly Reimbursement Rate Test. The Monthly Reimbursement Rate is less than 10% as of any date of determination date following the third full calendar month after the Closing Date.

(z) Early Amortization Event. Any failure of the Repo Seller to pay to the Buyer when due any amount set forth in Section 2.14(c).

Section 7.02 No Waiver. An Event of Default shall be deemed to be continuing unless expressly waived by the Buyer in writing.

Section 7.03 Due and Payable. Upon the occurrence of any Event of Default which has not been waived in writing by the Buyer, the Buyer may, by notice to the Repo Seller, declare all Obligations to be immediately due and payable, and any obligation of the Buyer to enter into Transactions with the Repo Seller shall thereupon immediately terminate. Upon such declaration, the Obligations shall become immediately due and payable, both as to Purchase Price outstanding and Price Differential, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or other evidence of such Obligations to the contrary notwithstanding, except with respect to any Event of Default set forth in Section 7.01(d), in which case all Obligations shall automatically become immediately due and payable without the necessity of any notice or other demand, and any obligation of the Buyer to enter into Transactions with the Repo Seller shall immediately terminate. the Buyer may enforce payment of the same and exercise any or all of the rights, powers and remedies possessed by the Buyer, whether under this Agreement, any other Program Agreement, the Agency Agreements or afforded by Applicable Law.

Section 7.04 Fees. The remedies provided for herein are cumulative and are not exclusive of any other remedies provided by law. the Repo Seller agrees to pay to the Buyer reasonable attorneys’ fees and reasonable legal expenses incurred in enforcing the Buyer’s rights, powers and remedies under this Agreement and each other Program Agreement and the Agency Agreements.

Section 7.05 Default Rate. Without regard to whether the Buyer has exercised any other rights or remedies hereunder, if an Event of Default shall have occurred and be continuing, the applicable Pricing Rate shall be increased as set forth in the Pricing Side Letter, but in no event shall the Pricing Rate exceed the maximum amount permitted by law.

ARTICLE VIII

ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS; SEPARATE ACTIONS BY BUYER

Section 8.01 Entire Agreement. This Agreement (including the Schedules and Exhibits hereto) constitutes the entire agreement of the parties hereto and supersedes any and all prior or contemporaneous agreements, written or oral, as to the matters contained herein, and no modification or waiver of any provision hereof, any of the Program Agreements or the Agency Agreements, nor consent to the departure by the Repo Seller therefrom, shall be effective unless the same is in writing, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which it is given.

Section 8.02 Waivers, Separate Actions by the Buyer. Any amendment or waiver effected in accordance with this Article VIII shall be binding upon the Buyer and the Repo Seller; and the Buyer’s failure to insist upon the strict performance of any term, condition or other provision of this Agreement, any of the Program Agreements, or any of the Agency Agreements, or to exercise any right or remedy hereunder or thereunder, shall not constitute a waiver by the Buyer of any such term, condition or other provision or Default or Event of Default in connection therewith, nor shall a single or partial exercise of any such right or remedy preclude any other or future exercise, or the exercise of any other right or remedy; and any waiver of any such term, condition or other provision or of any such Default or Event of Default shall not affect or alter this Agreement, any of the Program Agreements or the Agency Agreements, and each and every term, condition and other provision hereof or thereof shall, in such event, continue in full force and effect and shall be operative with respect to any other then existing or subsequent Default or Event of Default in connection therewith.

ARTICLE IX

SUCCESSORS AND ASSIGNS

Section 9.01 Successors and Assigns. Subject to Section 9.04 hereof, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, any portion thereof, or any interest therein. The Repo Seller shall not have the right to assign all or any part of this Agreement or any interest herein without the prior written consent of the Buyer. Prior to the occurrence and continuance of an Event of Default, the Buyer shall not assign all or any part of this Agreement or any interest herein to any Person listed on Schedule 5 attached hereto (each such Person, a “Competitor”) without the prior written consent of the Repo Seller.

Section 9.02 Participations and Transfers.

(a) The Buyer may, in accordance with Applicable Law and the Acknowledgment Agreement, at any time sell to one or more banks or other entities (“Participants”) participating interests in all or a portion of Buyer’s rights and obligations under this Agreement and the other Program Agreements; provided that (i) each such sale shall represent an interest in a Transaction in a Purchase Price of $1,000,000 or more, (ii) and no such sale shall be made to any Competitor listed on Schedule 5, without the prior written consent of the Repo Seller. In the event of any such sale by the Buyer of participating interests to a Participant, the Buyer shall remain a party to the Transaction for all purposes under this Agreement and the Repo Seller shall continue to deal solely and directly with the Buyer in connection with Buyer’s rights and obligations under this Agreement. No such transaction shall relieve the Buyer of its obligations to transfer Purchased Assets to the Repo Seller pursuant to this Agreement.

(b) In addition to its rights to pledge and hypothecate the Repurchase Assets pursuant to Section 10.10, the Buyer may in accordance with Applicable Law at any time assign or otherwise transfer to one or more banks, financial institutions, investment companies, investment funds or any other Person (each, a “Transferee”) all or a portion of Buyer’s rights and obligations under this Agreement and the other Program Agreements. In the event of any such assignment or transfer by the Buyer of Buyer’s rights under this Agreement and the other Program Agreements, the Repo Seller shall continue to deal solely and directly with the Buyer in connection with Buyer’s rights and obligations under this Agreement. The Buyer (acting solely for this purpose as an agent for the Repo Seller) shall maintain at its address referred to in Section 10.05 a copy of each assignment and assumption delivered to it and a register (the “Register”) for the recordation of the names and addresses of Transferees, and the Purchase Price outstanding and Price Differential in the Transactions held by each thereof. The entries in the Register shall be prima facie conclusive and binding, and the Repo Seller may treat each Person whose name is recorded in the Register as the owner of the Transactions recorded therein for all purposes of this Agreement. No assignment shall be effective until it is recorded in the Register. The Register shall be available for inspection by the Repo Seller and any Buyer, at any reasonable time and from time to time upon reasonable prior notice.

(c) All actions taken by the Buyer pursuant to this Section 9.02 shall be at the expense of the Buyer. The Buyer may distribute to any prospective assignee any document or other information delivered to the Buyer by the Repo Seller subject to any related confidentiality provisions contained herein.

(d) Notwithstanding anything in this Agreement to the contrary, Buyer agrees, and each Participant and Transferee is deemed to agree, that such Persons are prohibited from participating in or entering into an offering of the Repurchase Assets, any interest in such Repurchase Assets or any derivative rights related thereto, which offering would be subject to the registration requirements of the Securities Act of 1933, including any transaction structured to claim a “safe harbor” exemption to such registration requirements, such as Rule 144A or Regulation S.

Section 9.03 Buyer and Participant Register.

(a) Subject to acceptance and recording thereof pursuant to paragraph (b) of this Section 9.03, from and after the effective date specified in each assignment and acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such assignment and acceptance, have the rights and obligations of the Buyer under this Agreement. Any assignment or transfer by the Buyer of rights or obligations under this Agreement that does not comply with this Section 9.03 shall be treated for purposes of this Agreement as a sale by such the Buyer of a participation in such rights and obligations in accordance with Section 9.02.

(b) The Buyer or an agent of the Buyer shall maintain a register (the “Transaction Register”) on which it will record the Transactions entered into hereunder, and each assignment and acceptance and participation. The Transaction Register shall include the names and addresses of Buyers (including all assignees, successors and Participants), and the Purchase Price (and stated interest) of the Transactions entered into by the Buyer. Failure to make any such recordation, or any error in such recordation shall not affect the Repo Seller’s obligations in respect of such Transactions. If the Buyer sells a participation in any Transaction, it shall provide the Repo Seller, or maintain as agent of the Repo Seller, the information described in this paragraph and permit the Repo Seller to review such information as reasonably needed for the Repo Seller to comply with its obligations under this Agreement or under any Applicable Law or governmental regulation or procedure, including, without limitation, as necessary to establish that such Transaction is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The information maintained by a Buyer or by the Repo Seller with respect to participations shall be conclusive absent manifest error, and the Buyer shall treat each Person whose name is recorded in such participant registers as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a participant register.

Section 9.04 Administrative Transactions. Notwithstanding anything in Sections 9.01, 9.02 (other than clause (d) thereof) and 10.10 of this Agreement to the contrary, no consent of the Repo Seller or any Agency shall be required for any Participant, Transferee, assignee of this Agreement, or any holder of the Participation Certificate, including for the avoidance of doubt, the Buyer (or the Administrative Agent on behalf of the Buyer) (i) to engage in any repurchase transactions with respect to any Participation Certificate or any beneficial interest therein, or (ii) otherwise to pledge (in connection with any hedging or otherwise), hypothecate or finance any Participation Certificate or any beneficial interest therein (each, an “Administrative Transaction”) in the normal course as permitted by this Agreement; provided, that no Administrative Transaction shall result in the counterparty thereto becoming the Buyer under this Agreement.

Section 9.05 Participation Certificate Transfers. Any assignment or other transfer of the Participation Certificate shall require the assignee or transferee to make the representations and warranties in Section 5 of the Participation Agreement and each such assignment or transfer shall be in compliance with the requirements of Section 11 of the Participation Agreement.

ARTICLE X

MISCELLANEOUS

Section 10.01 Survival. This Agreement and the other Program Agreements and all covenants, agreements, representations and warranties herein and therein and in the certificates delivered pursuant hereto and thereto, shall survive the entering into of the Transaction and shall continue in full force and effect so long as any Obligations are outstanding and unpaid.

Section 10.02 Indemnification. The Repo Seller shall, and hereby agrees to, indemnify, defend and hold harmless the Buyer, any Affiliate of the Buyer and their respective directors, officers, agents, employees and counsel from and against any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred by any of them (except to the extent that it is finally judicially determined to have resulted from their own gross negligence or willful misconduct) as a consequence of, or arising out of or by reason of any litigation, investigations, claims or proceedings which arise out of or are in any way related to, (i) this Agreement, any other Program Agreement, the Agency Agreements or the transactions contemplated hereby or thereby, (ii) the Repo Seller’s failure to service the Mortgage Loans in accordance with Accepted Servicing Practices; (iii) any actual or proposed use by the Repo Seller of the proceeds of the Purchase Price, or (iv) any set-off obligation of the Repo Seller, in each case including amounts paid in settlement, court costs and reasonable fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding or any advice rendered in connection with any of the foregoing.

If and to the extent that any Obligations are unenforceable for any reason, the Repo Seller hereby agrees to make the maximum contribution to the payment and satisfaction of such Obligations which is permissible under Applicable Law . The Repo Seller’s obligations set forth in this Section 10.02 shall survive any termination of this Agreement and each other Program Agreement and the payment in full of the Obligations, and are in addition to, and not in substitution of, any other of its obligations set forth in this Agreement or otherwise.

In addition, the Repo Seller shall, upon demand, pay to the Buyer all reasonable costs and Expenses (including the reasonable out of pocket fees and disbursements of counsel) paid or incurred by the Buyer in (i) enforcing or defending its rights under or in respect of this Agreement, any other Program Agreement or the Agency Agreements, (ii) collecting the Purchase Price outstanding, (iii) foreclosing or otherwise collecting upon any Repurchase Assets and (iv) obtaining any legal, accounting or other advice in connection with any of the foregoing. This Section shall not apply with respect to taxes other than taxes that represent losses, claims, damages, etc. arising from any non-tax claim.

Section 10.03 Nonliability of the Buyer. The parties hereto agree that, notwithstanding any affiliation that may exist between the Repo Seller and the Buyer, the relationship between the Repo Seller and the Buyer shall be solely that of arms-length participants. the Buyer shall not have any fiduciary responsibilities to the Repo Seller. The Repo Seller (i) agrees that the Buyer shall not have any liability to the Repo Seller (whether sounding in tort, contract or otherwise) for losses suffered by the Repo Seller in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by this

Agreement, the other Program Agreements, the Agency Agreements or any other agreement entered into in connection herewith or any act, omission or event occurring in connection therewith, unless it is determined by a judgment of a court that is binding on the Buyer (which judgment shall be final and not subject to review on appeal), that such losses were the result of acts or omissions on the part of the Buyer constituting gross negligence or willful misconduct and (ii) waives, releases and agrees not to sue upon any claim against the Buyer (whether sounding in tort, contract or otherwise), except a claim based upon gross negligence or willful misconduct. Whether or not such damages are related to a claim that is subject to such waiver and whether or not such waiver is effective, the Buyer shall not have any liability with respect to, and the Repo Seller hereby waives, releases and agrees not to sue upon any claim for, any special, indirect, consequential or punitive damages suffered by the Repo Seller in connection with, arising out of, or in any way related to the transactions contemplated or the relationship established by this Agreement, the other Program Agreements, the Agency Agreements or any other agreement entered into in connection herewith or therewith or any act, omission or event occurring in connection herewith or therewith, unless it is determined by a judgment of a court that is binding on the Buyer (which judgment shall be final and not subject to review on appeal), that such damages were the result of acts or omissions on the part of the Buyer, as applicable, constituting willful misconduct or gross negligence.

Section 10.04 Governing Law; Submission to Jurisdiction; Waivers.

(a) This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Repo Seller acknowledges that the obligations of the Buyer hereunder or otherwise are not the subject of any recourse to, any direct or indirect parent or other Affiliate of the Buyer. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES HERETO, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICT OF LAW PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b) EACH OF THE PARTIES HERETO AND BUYER, BY THEIR ACCEPTANCE OF THE PARTICIPATION CERTIFICATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(i) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(ii) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(iii) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH EACH OTHER PARTY HERETO SHALL HAVE BEEN NOTIFIED IN WRITING;

(iv) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

(v) WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE PARTICIPATION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY AND HEREBY.

Section 10.05 Notices. Any and all notices (with the exception of Transaction Notices, which shall be delivered via facsimile only), statements, demands or other communications hereunder may be given by a party to the other by mail, email, facsimile, messenger or otherwise to the address specified below, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence.

If to the Repo Seller:

PennyMac Corp.

3043 Townsgate Road, Suite 300

Westlake Village, CA 91361

Attention: Pamela Marsh/Rick Hetzel

Phone Number: (805) 330-6059/ (818) 746-2877

E-mail:pamela.marsh@pnmac.com; richard.hetzel@pnmac.com;

contract.finance@pnmac.com

With copies to:

PennyMac Corp.

3043 Townsgate Road, Suite 300

Westlake Village, CA 91361

Attention: Derek Stark

Phone Number: (818) 746-2289

E-mail: derek.stark@pnmac.com

If to the Buyer:

For Transaction Notice:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

c/o Credit Suisse Securities (USA) LLC

One Madison Avenue, 2nd floor

New York, NY 10010

Attention: Resi Mortgage Warehouse Ops and Christopher Bergs

Phone: 212-538-5087

E-mail: christopher.bergs@credit-suisse.com

with a copy to:

Credit Suisse First Boston Mortgage Capital LLC

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010

Attention: Dominic Obaditch, and Kwaw De Graft-Johnson

Phone Number: 212-325-3003 or 212-538-6694

Fax Number: 646-935-7470

E-mail: dominic.obaditch@credit-suisse.com; kwaw.degraft

-johnson@credit-suisse.com

For all other Notices:

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010

Attention: Dominic Obaditch and Kwaw De Graft-Johnson

Phone Number: 212-325-3003 or 212-538-6694

Fax Number: 646-935-7470

E-mail: dominic.obaditch@credit-suisse.com; kwaw.degraft-johnson@credit-suisse.com

Section 10.06 Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement. In case any provision in or obligation under this Agreement, any other Program Agreement or the Agency Agreements shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 10.07 Section Headings. The Article and Section headings in this Agreement are inserted for convenience of reference only and shall not in any way affect the meaning or construction of any provision of this Agreement.

Section 10.08 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile, portable digital format (PDF) or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.09 Periodic Due Diligence Review. The Repo Seller acknowledges that the Buyer has the right to perform continuing due diligence reviews with respect to the Repo Seller and the Assets, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and the Repo Seller agrees that upon reasonable (but no less than five (5) Business Days’) prior notice unless an Event of Default shall have occurred, in which case no notice is required, to the Repo Seller, the Buyer or its authorized representatives will be permitted during normal business hours, and in a manner that does not unreasonably interfere with the ordinary conduct of the Repo Seller’s business, to examine, inspect, and make copies and extracts of, any and all documents, records, agreements, instruments or information relating to such Assets in the possession or under the control of the Repo Seller, subject to the confidentiality provisions of this Agreement and the other Program Agreements. The Repo Seller also shall make available to the Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Assets. Without limiting the generality of the foregoing, the Repo Seller acknowledges that the Buyer may enter into a Transaction related to any Purchased Assets from the Repo Seller based solely upon the information provided by the Repo Seller to the Buyer in the Asset Schedule and the representations, warranties and covenants contained herein, and that the Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Assets related to a Transaction. The Repo Seller agrees to cooperate with the Buyer and any third party underwriter in connection with such underwriting, including providing the Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Purchased Assets in the possession, or under the control, of the Repo Seller.

Section 10.10 Hypothecation or Pledge of Repurchase Assets. Subject to the applicable Agency Agreement, the Buyer shall have free and unrestricted use of all Repurchase Assets and nothing in this Agreement shall preclude the Buyer from engaging in repurchase transactions with all or a portion of the Repurchase Assets or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating all or a portion of the Repurchase Assets, provided that Buyer shall be required to inform the other parties to any such transaction that such parties are prohibited from participating in or entering into an offering of the Repurchase Assets so pledged, repledged, transferred, hypothecated or rehypothecated, any interest in such Repurchase Assets or any derivative rights related thereto, which offering would be subject to the registration requirements of the Securities Act of 1933, including any transaction structured to claim a “safe harbor” exemption to such registration requirements, such as Rule 144A or Regulation S. No such transaction shall relieve the Buyer of its obligations to transfer the Repurchase Assets to the Repo Seller pursuant to this Agreement.

Section 10.11 Non-Confidentiality of Tax Treatment.

(a) This Agreement and its terms, provisions, supplements and amendments, and notices hereunder, are proprietary to the Buyer or the Repo Seller, as applicable and shall be held by each party hereto, as applicable in strict confidence and shall not be disclosed to any third party without the written consent of the Buyer or the Repo Seller, except for (i) disclosure to the Buyer’s or the Repo Seller’s direct and indirect Affiliates and wholly owned subsidiaries, attorneys or accountants, but only to the extent such disclosure is necessary and such parties agree to hold all information in strict confidence, (ii) disclosure to each Agency, or (iii) disclosure required by law, rule, regulation or order of a court or other regulatory body. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Program Agreements, the parties hereto may disclose to any and all Persons, without limitation of any kind, the federal, state and local tax treatment of the Transactions, any fact relevant to understanding the federal, state and local tax treatment of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such federal, state and local tax treatment and that may be relevant to understanding such tax treatment; provided that the Repo Seller may not disclose the name of or identifying information with respect to the Buyer or any pricing terms (including the Pricing Rate, the Purchase Price Percentage, the Purchase Price and the Structuring Fee) or other nonpublic business or financial information (including any sublimits) that is unrelated to the federal, state and local tax treatment of the Transactions and is not relevant to understanding the federal, state and local tax treatment of the Transactions, without the prior written consent of the Buyer.

(b) The Buyer agrees to maintain the confidentiality of all information received from the Repo Seller relating to the Repo Seller or its Subsidiaries or their respective businesses (the “Information”), except that Information may be disclosed: (i) to its Affiliates (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (ii) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person (including each Agency or any self-regulatory authority); (iii) to the extent required by any Applicable Law or regulations or by any subpoena, court order or similar legal process; (iv) in connection with the exercise of any remedies hereunder or under any other Program Agreements or the Agency Agreements or any suit, action or proceeding relating to this Agreement, any other Program Agreements or the Agency Agreements or the enforcement of its rights hereunder or thereunder; (v) to (x) any actual or potential assignee, transferee or participant in connection with the assignment or transfer by the Buyer of any loans or any participations therein or (y) any actual or prospective party to any swap, derivative or other transaction under which payments are to be made by reference to the Repo Seller or any Subsidiary or any of their respective obligations, this Agreement or payments hereunder; provided that, any such potential assignee, transferee, participant, swap counterparty or advisor is advised of, and agrees in writing to be bound by, the provisions of this Section; (vi) with the consent of the Repo Seller; or (vii) to the extent such Information (x) is or becomes publicly available other than as a result of a breach of this Section or (y) is available to the Buyer on a non-confidential basis prior to disclosure by the Repo Seller or any of its Subsidiaries, or (z) becomes available to the Buyer or any of its Affiliates on a non-confidential basis from a source other than the Repo Seller.

(c) Notwithstanding anything in this Agreement to the contrary, the Repo Seller shall comply with all applicable local, state and federal laws, including all privacy and data protection law, rules and regulations that are applicable to the Repurchase Assets and/or any applicable terms of this Agreement (the “Confidential Information”). The Repo Seller understands that the Confidential Information may contain “nonpublic personal information,” as that term is defined in Section 509(4) of the Gramm-Leach-Bliley Act (the “GLB Act”), and the Repo Seller agrees to maintain such nonpublic personal information that it receives hereunder in accordance with the GLB Act and other applicable federal and state privacy laws. The Repo Seller shall implement such physical and other security measures as shall be necessary to (a) ensure the security and confidentiality of the “nonpublic personal information” of the “customers” and “consumers” (as those terms are defined in the GLB Act) of the Buyer, the Administrative Agent or any Affiliate of the Administrative Agent which the Repo Seller holds, (b) protect against any threats or hazards to the security and integrity of such nonpublic personal information, and (c) protect against any unauthorized access to or use of such nonpublic personal information. The Repo Seller represents and warrants that it has implemented appropriate measures to meet the objectives of Section 501(b) of the GLB Act and of the applicable standards adopted pursuant thereto, as now or hereafter in effect. Upon request, the Repo Seller will provide evidence reasonably satisfactory to allow the Buyer to confirm that the providing party has satisfied its obligations as required under this Section 10.11. Without limitation, this may include the Buyer’s review of audits, summaries of test results, and other equivalent evaluations of the Repo Seller. Tthe Repo Seller shall notify the Buyer immediately following discovery of any breach or compromise of the security, confidentiality, or integrity of nonpublic personal information of the customers and consumers of the Buyer, the Administrative Agent or any Affiliate of the Administrative Agent provided directly to the Repo Seller by the Buyer or the Administrative Agent or an Affiliate of the Administrative Agent. The Repo Seller shall provide such notice to the Buyer by personal delivery, by facsimile with confirmation of receipt, or by overnight courier with confirmation of receipt to the applicable requesting individual.

(d) Notwithstanding anything in this Agreement to the contrary, to the extent the terms and provisions of this Section 10.11, conflict with the terms and provisions of an Agency Agreement, the terms and provisions of such Agency Agreement shall control. Freddie Mac shall be an express and intended third party beneficiary of this Section 10.11(d), and shall be entitled to rely upon this Section 10.11(d) in all respects. This Section 10.11(d) shall not be amended or modified without the express written consent of each Agency.

Section 10.12 Set-off. In addition to any rights and remedies of the Buyer hereunder and by law, the Buyer shall have the right, with one (1) Business Day’s prior written notice to the Repo Seller, unless an Event of Default has occurred and is continuing, in which case no notice will be required, any such notice following an Event of Default being expressly waived by the Repo Seller to the extent permitted by Applicable Law, upon any such amount coming due hereunder, to set-off and appropriate and apply against any Obligation from the Repo Seller to the Buyer, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other obligation (including to return funds to the Repo Seller), credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by or due from the Buyer, to or for the credit or the account of the Repo Seller. The Buyer agrees promptly to notify the Repo Seller after any such set off and application made by the Buyer; provided that the failure to give such notice shall not affect the validity of such set off and application.

Section 10.13 Intent.

(a) To the extent that the Buyer qualifies as a “financial institution,” “financial participant” and/or “master netting agreement participant”, as each such term is defined in Sections 101(22), 101(22A) and/or 101(38) of the Bankruptcy Code, as applicable, (hereinafter a “Financial Institution”, Financial Participant” and/or “Master Netting Agreement Participant”, as applicable), the parties recognize and intend for (i) this Agreement and each Transaction hereunder to qualify for the applicable safe harbor treatment provided by Sections 362(b)(6), 362(b)(27), 546(e), 546(j), 555 and/or 561 of the Bankruptcy Code, and for the Buyer to be entitled to all of the rights, benefits and protections afforded to a Financial Institution, Financial Participant and/or Master Netting Agreement Participant with respect to a “securities contract” as defined in Section 741(7) of the Bankruptcy Code and a “master netting agreement” as defined in Section 101(38A) of the Bankruptcy Code, (ii) any payments or transfers of property made to satisfy a Margin Deficit to be considered “margin payments”, as such term is defined in Section 741(5) of the Bankruptcy Code, and any payments or transfers of property made to complete a securities transaction under this Agreement to be considered “settlement payments”, as such term is defined in Section 741(8) of the Bankruptcy Code, (iii) the grant of a security interest set forth in Section 4.02 that creates the pledge of the Purchased Assets, (subject to the terms and provisions of the applicable Agency Agreement), to constitute “a security agreement or other arrangement or other credit enhancement” that is “related to” this Agreement and Transactions hereunder, within the meaning of Sections 101(38A)(A) and 741(7)(A)(xi) of the Bankruptcy Code, (iv) the Guaranty to constitute “a security agreement or other arrangement or other credit enhancement” that is “related to” this Agreement and Transactions hereunder, within the meaning of Sections 101(38A)(A) and 741(7)(A)(xi) of the Bankruptcy Code and (v) each of the Purchased Assets, (subject to the terms and provisions of the applicable Agency Agreement), to be a security, as contemplated in Section 101(49) of the Bankruptcy Code. The Repo Seller and the Buyer further recognize and intend that this Agreement is an agreement to provide financial accommodations, and is not subject to assumption pursuant to Section 365(a) of the Bankruptcy Code. Each party further agrees that it shall not challenge, and hereby waives to the fullest extent available under Applicable Law its right to challenge, the characterization of (i) any Purchased Asset, (except as otherwise provided in the applicable Agency Agreement), as a security under Section 101(49) of the Bankruptcy Code and/or under federal securities laws and (ii) any Transaction under this Agreement or this Agreement as a “master netting agreement” and/or “securities contract” within the meaning of the Bankruptcy Code.

(b) To the extent that the Buyer qualifies as a Financial Institution, Financial Participant and/or Master Netting Agreement Participant, the Buyer’s (i) right, upon an Act of Insolvency pursuant to the Bankruptcy Code, to liquidate the Purchased Assets, (subject to the terms and provisions of the applicable Agency Agreement), delivered to it in connection with the Transactions hereunder or to accelerate or terminate this Agreement, (including as may be provided for in Section 4.09, Section 7.03, and Section 10.12 herein), is a contractual right to liquidate, accelerate or terminate such Transaction and/or this Agreement, as described in Sections 555 and 561 of the Bankruptcy Code, (ii) right to offset or net out as set forth in Section 10.12 is a contractual right that shall not be subject to the automatic stay, as set forth in Sections 362(b)(6)

or 362(b)(27) of the Bankruptcy Code, and (iii) rights concerning the pledge of the Purchased Assets, (subject to the terms and provisions of the applicable Agency Agreement), and rights concerning the Repo Guaranty are rights under a security agreement or arrangement or other credit enhancement forming a part of or related to this Agreement that shall not be subject to the automatic stay, as set forth in Sections 362(b)(6) or 362(b)(27) of the Bankruptcy Code. In addition, to the extent that the Buyer qualifies as a Financial Institution, Financial Participant and/or Master Netting Agreement Participant, transfers made, in connection with this Agreement, shall not be avoided as set forth in Sections 546(e) and 546(j) of the Bankruptcy Code.

(c) The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(d) It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation,” respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

(e) Each party agrees that this Agreement is intended to create mutuality of obligations among the parties, and as such, the Agreement constitutes a contract which (i) is between all of the parties and (ii) places each party in the same right and capacity.

(f) It is the intention of the parties that, for U.S. federal income tax purposes and for accounting purposes, each Transaction constitute a financing with the Repo Seller incurring an indebtedness, and that the Repo Seller be (except to the extent that the Buyer shall have exercised its remedies following an Event of Default) the owner of the Purchased Assets for such purposes. Unless prohibited by Applicable Law that becomes effective after the date of this Agreement, the Repo Seller and the Buyer shall treat the Transactions as described in the preceding sentence (including on any and all filings with any U.S. federal, state, or local taxing authority and agree not to take any action inconsistent with such treatment).

Section 10.14 Electronic Signatures and Transmission.

(a) For purposes of this Agreement, any reference to “written” or “in writing” means any form of written communication, including, without limitation, electronic signatures, and any such written communication may be transmitted by Electronic Transmission. The parties hereto are authorized to accept written instructions, directions, reports, notices or other communications delivered by Electronic Transmission and shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by Electronic Transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such Electronic Transmission; and the parties hereto shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information to the receiving party, including, without limitation, the risk of the receiving party acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

(b) Any requirement in this Agreement or any other Program Agreement that a document, including the Participation Certificates, is to be signed or authenticated by “manual signature” or similar language shall not be deemed to prohibit signature to be by facsimile or electronic signature and shall not be deemed to prohibit delivery thereof by Electronic Transmission.

Section 10.15 Rights and Remedies of Freddie Mac. Notwithstanding anything in this Agreement to the contrary, the transactions contemplated in this Agreement and arising from the Freddie Mac Advances pursuant to this Agreement are subject, in each and every respect, to all rights, powers, and prerogatives of Freddie Mac under and in connection with (i) the terms and conditions of that certain Consent Agreement dated on or after the Closing Date (as may be amended, modified, restated or supplemented from time to time, the “Consent Agreement”), with respect to the “Reimbursement Assignments and Pledge” of the “Reimbursement Rights” (as such terms are defined in the Consent Agreement) by and among Freddie Mac, the Servicer, the Repo Buyer and the Administrative Agent, (ii) the terms and conditions of the Freddie Mac Purchase Documents, other than as set forth pursuant to the express terms and provisions of the Consent Agreement and (iii) all claims of Freddie Mac arising out of or relating to any and all breaches, defaults and outstanding obligations of the Servicer to Freddie Mac, except as solely to the limited payment subordination provided by Freddie Mac pursuant to the express provisions of the Consent Agreement. Freddie Mac shall be an express and intended third party beneficiary of this Section 10.15 and shall be entitled to rely upon this Section 10.15 in all respects. This Section 10.15 shall not be amended or modified without the express written consent of Freddie Mac.

IN WITNESS WHEREOF, the Buyer, Administrative Agent and the Repo Seller have caused this Master Repurchase Agreement to be executed and delivered by their duly authorized officers or trustees as of the date first above written.

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Buyer

By:	/s/ Kwaw de Graft-Johnson
Name: Kwaw de Graft-Johnson
Title: Authorized Signatory

By:	/s/ Dominic Obaditch
Name: Dominic Obaditch
Title: Authorized Signatory

[Signature Page to Master Repurchase Agreement – PMC GSE Advance PC Repo]

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, as Administrative Agent

By:	/s/ Kwaw de Graft-Johnson
Name: Kwaw de Graft-Johnson
Title: Vice President

[Signature Page to Master Repurchase Agreement – PMC GSE Advance PC Repo]

PENNYMAC CORP., as Repo Seller

By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Senior Managing Director and Treasurer

[Signature Page to Master Repurchase Agreement – PMC GSE Advance PC Repo]

SCHEDULE 1

[RESERVED]

Schedule 1 -1

SCHEDULE 2

ASSET SCHEDULE

Schedule 2 -1

SCHEDULE 3

RESPONSIBLE OFFICERS – REPO SELLER

Schedule 3 -1

SCHEDULE 3.21

EXISTING INDEBTEDNESS

Schedule 3.21 -1

SCHEDULE 4

BUYER ACCOUNT

Schedule 4 -1

SCHEDULE 5

COMPETITORS

Schedule 5 -1

EXHIBIT A

[FORM OF TRANSACTION NOTICE]

Dated: [                    ]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

c/o

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010

Attention: Dominic Obaditch or Kwaw de Graft-Johnson

Email: dominic.obaditch@credit-suisse.com; kwaw.degraft-johnson@credit-suisse.com

TRANSACTION NOTICE

Ladies and Gentlemen:

We refer to the Master Repurchase Agreement, dated as of August 7, 2020 (the “Repurchase Agreement”), among PennyMac Corp. (the “Repo Seller”), Credit Suisse AG, Cayman Islands Branch (the “Buyer”) and Credit Suisse First Boston Mortgage Capital LLC (the “Administrative Agent”). Each capitalized term used but not defined herein shall have the meaning specified in the Repurchase Agreement. This notice is being delivered by the Repo Seller pursuant to Section 2.02 of the Repurchase Agreement.

Please be notified that the Repo Seller hereby irrevocably requests that the Buyer enter into the following Transaction(s) with the Repo Seller as follows:

	Delinquency	Escrow (Judicial)	Escrow (Non-Judicial)	Corp (Judicial)	Corp (Non-Judicial)	Total
Beginning Advance Reimbursement Right Balances	$[____]	$[____]	$[____]	$[____]	$[____]	$[_______]
Ending Advance Reimbursement Right Balances	$[____]	$[____]	$[____]	$[____]	$[____]	$[_______]
Ending Eligible Reimbursement Right Balances	$[____]	$[____]	$[____]	$[____]	$[____]	$[_______]

Exhibit A -1

	Delinquency			Escrow (Judicial)			Escrow (Non-Judicial)			Corp (Judicial)			Corp (Non-Judicial)			Total
Prior Eligible Advance Reimbursement Right Balances	$	[____	]	$	[____	]	$	[____	]	$	[____	]	$	[____	]	$	[_______	]
Change in Eligible Receivables Balance	$	[____	]	$	[____	]	$	[____	]	$	[____	]	$	[____	]	$	[_______	]
Market Value
Purchase Price Percentage
Purchase Price Percentage Reduction (Y/N)
Asset Base
WA Advance Rates		%			%			%			%			%			%
Committed Amount	$	[________	]
Maximum Purchase Price	$	[________	]
Current Purchase Price	$	[________	]
Purchase Price change (increase/ (decrease))	$	[________	]
New Repurchase Price/Market Value	$	[________	]

The Repo Seller requests that the proceeds of the Purchase Price be deposited in the Repo Seller’s account at:

Bank Name:	[_______]

ABA Number:	[_______]

Exhibit A -2

Account Number:	[_______]

References:	[_______]

Attn:	[_______]

Each of the Repo Seller and the Servicer hereby represents and warrants that each of the representations and warranties made by the Repo Seller in each of the Program Agreements to which it is a party and made by the Servicer in each of the Agency Agreements is true and correct in all material respects, in each case, on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date. Attached hereto is a true and complete updated copy of the Asset Schedule.

PennyMac Corp., as Repo Seller

By:

PennyMac Corp., as Servicer

By:

Exhibit A -3

[Asset Schedule]

Exhibit A - 4

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

I, ________________, do hereby certify that I am the [duly elected, qualified and authorized] [CFO/TREASURER/FINANCIAL OFFICER] of PennyMac Corp. (“Repo Seller”). This Certificate is delivered to you in connection with Section 6.25 of the Master Repurchase Agreement dated as of August 7, 2020, among the Repo Seller, Credit Suisse AG, Cayman Islands Branch, as buyer, and Credit Suisse First Boston Mortgage Capital LLC, as administrative agent (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), as the same may have been amended from time to time. I hereby certify that, as of the date of the financial statements attached hereto and as of the date hereof, the Repo Seller is and has been in compliance with all the terms of the Agreement and, without limiting the generality of the foregoing, I certify that:

Financial Covenants. The Repo Seller is in compliance with all financial covenants set forth in the Roll-up Agreement.

Financial Statements. The financial statements attached hereto are accurate and complete, accurately reflect the financial condition of the Repo Seller, and do not omit any material fact as of the date(s) thereof.

Compliance. The Repo Seller has observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition, contained in the Agreement, the other Program Agreements and the Agency Agreements to be observed, performed and satisfied by it. [If a covenant or other agreement or condition has not been complied with, the Repo Seller shall describe such lack of compliance and provide the date of any related waiver thereof.]

Regulatory Action. Except as otherwise previously disclosed to the Buyer, the Repo Seller is not currently under investigation or, to best of the Repo Seller’s knowledge, no investigation by any federal, state or local government agency is threatened. the Repo Seller has not been the subject of any government investigation which has resulted in the voluntary or involuntary suspension of a license, a cease and desist order, or such other action as could adversely impact the Repo Seller’s business. [If so, the Repo Seller shall describe the situation in reasonable detail and describe the action that the Repo Seller has taken or proposes to take in connection therewith.]

No Default. No Default or Event of Default has occurred or is continuing. [If any Default or Event of Default has occurred and is continuing, the Repo Seller shall describe the same in reasonable detail and describe the action the Repo Seller has taken or proposes to take with respect thereto, and if such Default or Event of Default has been expressly waived by the Buyer in writing, the Repo Seller shall describe the Default or Event of Default and provide the date of the related waiver.]

Indebtedness. All Indebtedness (other than Indebtedness evidenced by the Agreement) of the Repo Seller existing on the date hereof is listed on Schedule 3.21 of the Agreement and any off-balance sheet Indebtedness of the Repo Seller is Non-Recourse Debt.

Exhibit B -1

IN WITNESS WHEREOF, I have set my hand this ____ day of _____, _____.

PennyMac Corp., as Repo Seller

By:
Name:
Title:

:

Exhibit B -2

EXHIBIT C-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Buyers That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Master Repurchase Agreement dated as of August 7, 2020 (as amended, supplemented or otherwise modified from time to time, the “Master Repurchase Agreement”), among PennyMac Corp., as repo seller, Credit Suisse AG, Cayman Islands Branch, as buyer, and Credit Suisse First Boston Mortgage Capital LLC, as administrative agent, and each buyer, from time to time, party thereto.

Pursuant to the provisions of Section 2.10 of the Master Repurchase Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Purchased Assets in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Repo Seller within the meaning of section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Repo Seller as described in section 881(c)(3)(C) of the Code. The undersigned has furnished the Administrative Agent and the Repo Seller with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Repo Seller and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Repo Seller and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Master Repurchase Agreement and used herein shall have the meanings given to them in the Master Repurchase Agreement.

[NAME OF BUYER]

By:
Name:
Title:

Date: ________ __, 20[ ]

Exhibit C-1 -1

EXHIBIT C-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Master Repurchase Agreement dated as of August 7, 2020 (as amended, supplemented or otherwise modified from time to time, the “Master Repurchase Agreement”), among PennyMac Corp., as repo seller, Credit Suisse AG, Cayman Islands Branch, as buyer, and Credit Suisse First Boston Mortgage Capital LLC, as administrative agent, and each buyer from time to time party thereto.

Pursuant to the provisions of Section 2.10 of the Master Repurchase Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Repo Seller within the meaning of section 871(h)(3)(B) of the Code, and (iv) it is not a “controlled foreign corporation” related to the Repo Seller as described in section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Buyer with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Buyer in writing, and (2) the undersigned shall have at all times furnished such Buyer with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Master Repurchase Agreement and used herein shall have the meanings given to them in the Master Repurchase Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

Exhibit C-2 -1

EXHIBIT C-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Master Repurchase Agreement dated as of August 7, 2020 (as amended, supplemented or otherwise modified from time to time, the “Master Repurchase Agreement”), among PennyMac Corp., as repo seller, Credit Suisse AG, Cayman Islands Branch, as buyer, and Credit Suisse First Boston Mortgage Capital LLC, as administrative agent, and each buyer from time to time party thereto.

Pursuant to the provisions of Section 2.10 of the Master Repurchase Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement or similar agreement entered into in the ordinary course of its trade or business within the meaning of section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Repo Seller within the meaning of section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Repo Seller as described in section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Buyer with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Buyer and (2) the undersigned shall have at all times furnished such Buyer with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Master Repurchase Agreement and used herein shall have the meanings given to them in the Master Repurchase Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

Exhibit C-3 - 1

EXHIBIT C-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Buyers That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Master Repurchase Agreement dated as of August 7, 2020 (as amended, supplemented or otherwise modified from time to time, the “Master Repurchase Agreement”), among PennyMac Corp., as repo seller, Credit Suisse AG, Cayman Islands Branch, as buyer, and Credit Suisse First Boston Mortgage Capital LLC, as administrative agent, and each buyer from time to time party thereto.

Pursuant to the provisions of Section 2.10 of the Master Repurchase Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Purchased Assets in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such [Certificates], (iii) with respect to the extension of credit pursuant to this Master Repurchase Agreement or any other Program Agreement, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement or similar agreement entered into in the ordinary course of its trade or business within the meaning of section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Repo Seller within the meaning of section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Repo Seller as described in section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Repo Seller with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Repo Seller and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Repo Seller and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Master Repurchase Agreement and used herein shall have the meanings given to them in the Master Repurchase Agreement.

[NAME OF BUYER]

By:
Name:
Title:

Date: ________ __, 20[ ]

Exhibit C-4 - 1